As  filed  with  the  Securities  and  Exchange Commission on February 17, 2006


                                                   Registration  No.
                                                                     ----------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             DATA CALL TECHNOLOGIES
    -------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

         Nevada                       7389                    30-0062823
  ---------------------          ----------------           ---------------
    (State or jurisdiction      (Primary Standard           (IRS Employer
      of incorporation or          Industrial               Identification
         organization)            Classification                  No.)
                                   Code Number)

                             600 Kenrick, Suite B-12
                              Houston, Texas 77060
                                 (832) 230-2376
-------------------------------------------------------------------------------
(Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

                             James Ammons, President
                             600 Kenrick, Suite B-12
                              Houston, Texas 77060
                                  (832) 230-2376

   ---------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                 With copies to

           David M. Loev,                     John S. Gillies,
     David M. Loev, Attorney at Law     David M. Loev, Attorney at Law
     2777 Allen Parkway, Suite 1000  &  2777 Allen Parkway, Suite 1000
        Houston, Texas, 77019              Houston, Texas, 77019
         (713) 524-4110 Tel.                (713) 524-4110 Tel.
         (713) 524-4122 Fax                 (713) 456-7908 Fax

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ( )



CALCULATION OF REGISTRATION FEE

Title of Each           Amount          Proposed Maximum      Proposed Maximum        Amount of
Class of Securities     Being          Price Per Share(1)     Aggregate Price(2)     Registration
To be Registered      Registered                                                         Fee
------------------------------------------------------------------------------------------------
Common Stock          38,462,100              $0.10              $3,846,210            $452.70

================================================================================================

Total                 38,462,100              $0.10              $3,846,210            $452.70

(1) The offering price is the stated, fixed price of $.10 per share until the securities are quoted on the OTC Bulletin Board for the purpose of calculating the registration fee pursuant to Rule 457.

(2) This amount has been calculated based upon Rule 457 and the amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                             DATA CALL TECHNOLOGIES
                   RESALE OF 38,462,100 SHARES OF COMMON STOCK

     The selling stockholders listed on page 31 may offer and sell up to 38,462,100 shares of our Common Stock ("Common Stock") under this Prospectus for their own account. A current Prospectus must be in effect at the time of the sale of the shares of Common Stock discussed above. We will not receive any proceeds from the resale of Common Stock by the selling stockholders. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

     We currently lack a public market for our Common Stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. If before our shares are quoted on the OTC Bulletin Board, and after this Registration Statement becomes effective, selling shareholders wish to sell at a price other than $0.10 per share, we will file a post-effective amendment beforehand.

     Each selling stockholder or dealer selling the Common Stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, selling stockholders may be deemed underwriters.

     The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4 ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS    , 2006
                                                ---

                                TABLE OF CONTENTS

Prospectus Summary                                                         1
Summary Financial Data                                                     2
Risk Factors
       Risks Related to Our Business                                       4
       Risks Related to This Offering                                      4
Use of Proceeds                                                           11
Dividend Policy                                                           11
Legal Proceedings                                                         11
Directors, Executive Officers, Promoters and Control Persons              11
Security Ownership of Certain
       Beneficial Owners and Management                                   15
Interest of Named Experts and Counsel                                     16
Indemnification of Directors and Officers                                 16
Description of Business
Management Discussion and
       Analysis of Financial Condition and Results of Operations          21
Description of Property                                                   25
Certain Relationships and Related Transactions                            26
Executive Compensation                                                    28
Changes in and Disagreements with
       Accountants on Accounting and Financial Disclosure                 29
Descriptions of Capital Stock                                             29
Shares Available for Future Sale                                          29
Plan of Distribution and Selling Stockholders                             30
Market for Common Equity and
       Related Stockholder Matters                                        44
Legal Matters                                                             44
Additional Information                                                    44
Financial Statements                                                      F-1
Part II                                                                   45

                   PART I - INFORMATION REQUIRED IN PROSPECTUS

                               PROSPECTUS SUMMARY

     The following summary highlights material information found in more detail elsewhere in the Prospectus. It does not contain all the information you should consider. As such, before you decide to buy our Common Stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our Common Stock as discussed under "Risk Factors." In this Prospectus, the terms "we," "us," "our," "Data Call," and "Company," refer to Data Call Technologies, a Nevada corporation, and unless the context otherwise requires, "Common Stock" refers to the Common Stock, par value $0.001 per share, of Data Call Technologies.

     We currently lack a public market for our Common Stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Management has estimated that the current fair market value of our Common Stock is $0.10 per share based on the price we have sold shares of Common Stock at in the past.

     The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

     Data Call Technologies (the "Company") was founded on April 4, 2002 as "Data Call Wireless." Effective on June 19, 2003, we changed our name to "Data Call Technologies." We offer digital advertising and marketing services to customers through our Direct Lynk Messenger System, which enables customers to stream text from our website on the Internet onto televisions in their places of business.

     We believe that the Direct Lynk service has a variety of uses including displaying food menus, sports scores, financial information, news, and entertainment information, as well as user programmable information and hopes to offer its Direct Lynk system to restaurants, hotels, airlines, banks, car dealerships as well as shopping malls.

     Of the 38,462,100 shares of Common Stock included in this Prospectus, 5,627,600 shares of Common Stock were issued in connection with services rendered to us, 4,917,000 shares of Common Stock were transferred in consideration for certain shareholders of QVS Wireless entering into releases with us, and 27,917,500 shares were sold to investors at a price of $0.10 per share.

     Our principal executive offices are located at 600 Kenrick, Suite B-12, Houston, Texas 77060. Our telephone number is (832) 230-2376. Our website address is www.datacalltech.com (and includes information we do not intend to include as part of this Prospectus).

                                  THE OFFERING

COMMON STOCK OFFERED:                  38,462,100 shares by selling stockholders

COMMON STOCK OUTSTANDING
    BEFORE THE OFFERING:                55,462,100 shares

COMMON STOCK OUTSTANDING
    AFTER THE OFFERING:                 55,462,100 shares

USE  OF  PROCEEDS:                      We  will  not  receive  any  proceeds of
                                        the  shares  offered  by  the  selling
                                        stockholders.  See  "Use  of  Proceeds."

RISK FACTORS:                           The    securities     offered     hereby
                                        involve a high degree of risk, including
                                        risks  associated  with   our  need  for
                                        additional     financing,     with   our
                                        prohibition   from  raising   additional
                                        capital  during the "quiet period," with
                                        the  fact that we have not generated any
                                        revenues  from our services in the past,
                                        with  our  reliance  on  key management,
                                        outstanding  issues  with   two  of  our
                                        former  officers and Directors, disputes
                                        with  persons  formerly  associated with
                                        us, with our dependence on the marketing
                                        of  our products, with future government
                                        regulation,    with     our     Internet
                                        infrastructure, with natural disasters effecting our Internet operations, with our lack of a patent for our technology, with the potential volatility of our common stock when traded and the penny stock restrictions on our common stock.
                                        See  "Risk  Factors."

OFFERING  PRICE:                        Our   management   believes   that   the
                                        offering price of $0.10 best represents the fair market value of our shares due to the fact that all of the shares of Common Stock we sold pursuant to private placements were sold at $0.10 per share.

NO  MARKET:                             No   assurance   is   provided   that  a
                                        market   will   be   created   for   our
                                        securities in the future, or at all. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.


                             SUMMARY FINANCIAL DATA

     You should read the summary financial information presented below for the years ended December 31, 2005 and December 31, 2004. We derived the summary financial information from our audited financial statements for the years ended December 31, 2005 and 2004, appearing elsewhere in this Prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

BALANCE SHEET
-------------

                                         DECEMBER 31, 2005     DECEMBER 31, 2004
                                         -----------------     -----------------
ASSETS
 Cash                                    $         671,228     $          15,122
                                         -----------------     -----------------
  Total Current Assets                  $         671,228     $          25,659
  Net Property and Equipment            $          90,798     $          29,131
  Other Assets                          $           5,255     $           1,295
                                         =================     =================
        Total Assets                    $         767,281     $          56,085

LIABILITIES
  Accounts payable and accrued expenses $          66,792     $          55,000
                                         =================     =================
        Total Liabilities               $          66,792     $          55,000

STOCKHOLDER'S EQUITY
  Common Stock $0.001 par value;
   75,000 shares authorized; 50,952,100
    and 33,199,500 shares issued and
    outstanding at December 31, 2005
    and December 31, 2004, respectively $          50,952     $           33,200
  Additional Paid-in Capital            $       5,044,258     $        3,286,750
                                        =================     ==================
    Accumulated deficit                 $       4,394,721     $        3,318,865

STATEMENT OF OPERATIONS
-----------------------

                                             YEAR ENDED           YEAR ENDED
                                         DECEMBER 31, 2005     DECEMBER 31, 2004
                                         -----------------     -----------------

   SALES                                 $             365     $          16,823
   COST OF SALES                         $               -     $          12,191
                                         -----------------     -----------------
           Gross Profit                  $             365     $           4,632

   OPERATING EXPENSES                    $       1,076,221     $       1,065,479
                                         =================     =================
   NET LOSS                              $       1,075,856     $       1,060,847


                                  RISK FACTORS

     The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in Data Call Technologies. You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our Common Stock. If any of the following risks actually occurs, our business and financial results could be negatively affected to a significant extent.

     Our business is subject to many risk factors, including the following (references to "Data Call," "our," "we," and words of similar meaning in these Risk Factors refer to the Company):

                          Risks Related To The Company
                          ----------------------------

WE  REQUIRE  ADDITIONAL  FINANCING  TO  CONTINUE  OUR  BUSINESS  PLAN.

     We believe that we can continue our business operations for approximately the next twelve (12) months, assuming our current rate of monthly expenditure, number of employees, and other expenses do not increase significantly, due to the approximately $650,000 of cash on hand that we have as of the date this Registration Statement was filed. We do not have any commitments or identified sources of additional capital from third parties or from our officers, Directors or majority shareholders. We have generated limited revenues to date and have not generated any revenues through subscriptions to our Direct Lynk system. Since inception, we have depended mainly on financing raised through the sale of our common stock to support our operations. There is no assurance that additional financing will be available on favorable terms in the future, if at all or that our Direct Lynk system will ever generate any revenues, or that if it does, that such revenues will be sufficient to maintain our business operations. If we are unable to raise additional financing in the future or our current rate of expenditure increases significantly, it would have a materially adverse effect upon our ability to fully implement our business plan and/or to continue with our current operations. Any additional financing may involve dilution to our then-existing shareholders, which could result in a decrease in the value of our securities.

WE WILL BE LIMITED IN OUR EFFORTS TO RAISE ADDITIONAL CAPITAL FROM THE TIME WE FILE THIS REGISTRATION STATEMENT UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

     The period of time between when we file this Registration Statement and when it is declared effective by the Securities and Exchange Commission ("SEC") is called the "quiet period." During the quiet period, we are generally prohibited from raising any additional funds through the sale of our securities. As a result, we will be forced to depend on the approximately $671,228 of cash on hand which we had as of December 31, 2005, and the approximately $175,000, which we raised subsequent to December 31, 2005, until such time as this Registration Statement is declared effective by the SEC, if at all. While we believe this amount will be sufficient to sustain our operations for approximately twelve months, it may take longer than twelve months for this Registration Statement to be declared effective by the SEC. In the event that we are not able to obtain effectiveness of this Registration Statement in the next twelve months, or at all, and/or our current cash does not sustain our operations and expenses during the quiet period, our securities could become worthless and we may be forced to curtail and/or abandon our business operations and/or the filing of amended Registration Statements in an attempt to have this Registration Statement declared effective.

WE HAVE GENERATED ONLY LIMITED REVENUES IN THE PAST, AND MAY NOT GENERATE ANY REVENUES IN THE FUTURE.

     We have generated only $365 in revenues through sales of subscriptions to our Direct Lynk system since its implementation and have generated limited total revenues to date. We have offered free trials to numerous companies in the past and continue to offer free trials to companies, which we believe provides those companies an opportunity to try out our products and see how they may be able to implement the Direct Lynk system in their businesses. While we believe that we offer a unique product which has many beneficial marketing uses for potential customers, we cannot provide any assurances that there will be future demand for our products at the prices we may charge, or at all, as we have not sold any subscriptions for our Direct Lynk system in the past. If we are unable to generate any revenues through the sale of subscriptions for our Direct Lynk system in the future, we will likely be forced to abandon our business operations, causing any investment in us to become worthless.

WE RELY ON KEY MANAGEMENT AND IF KEY MANAGEMENT PERSONNEL ARE LOST, IT WOULD HAVE A MATERIALLY ADVERSE AFFECT ON OUR BUSINESS OPERATIONS.

     Our success depends upon the personal efforts and abilities of James Ammons, our Chief Executive Officer, President, Treasurer, Secretary and Director; Larry Mosley our Chief Financial Officer and Director; Timothy Vance our Director of Customer Support and Director; and James Tevis our Chief Technology Officer and Chief Engineer. Our ability to operate and implement our business plan is heavily dependent upon the continued service of Messrs. Ammons, Mosley, Vance and Tevis, as well as our ability to attract, retain and motivate other qualified personnel. Messrs. Mosley, Vance and Tevis have entered into three year employment contracts with us (described below), which are renewable upon the mutual acceptance of both parties; and Mr. Ammons has entered into a five year employment agreement with us to serve as our Chief Executive Officer and President. We face aggressive and continued competition for such personnel and we cannot be certain that we will be able to attract, retain and motivate such personnel in the future. The loss of Messrs. Ammons, Mosley, Vance or Tevis, or our inability to hire, retain and motivate qualified sales, marketing and management personnel would have a material adverse effect on our business and operations and would likely result in a decrease in the value of our securities.

WE HAVE OUTSTANDING ISSUES WITH ONE OF OUR FORMER OFFICERS AND DIRECTORS, WHICH COULD FORCE US TO EXPEND SUBSTANTIAL RESOURCES ON LITIGATION AND/OR A SETTLEMENT.

     Our former President and Director resigned on June 19, 2003, in connection with a dispute with our current officers and Directors. We have not entered into any releases or settlement agreements with this individual and it is possible that this individual will bring claims against us in the future in connection with monies or shares owed and/or other claims against us. In the event that this individual brings claims against us in the future, we may be forced to expend substantial resources on the defense and/or settlement of such claims. Additionally, if brought, these claims would likely divert the attention and resources of our current officers and Directors away from our operations. If this individual was to bring claims against us in the future, we could be forced to raise additional finances, which may dilute our shareholders, and/or curtail or abandon our business plan, which could cause any investment in us to become worthless.

WE  HAVE  HAD  DISPUTES  WITH  PEOPLE  AFFILIATED WITH US IN THE PAST AND CANNOT
PROVIDE ANY ASSURANCE THAT WE WILL NOT CONTINUE TO HAVE DISPUTES WITH THESE PEOPLE AND/OR NEW PEOPLE AFFILIATED WITH US IN THE FUTURE.

     We have had various disputes with our former officers and Directors as well as previous disputes with our current shareholders. A number of shareholders are former shareholders of QVS Wireless Corporation ("QVS"), with whom we have had disputes with and been in litigation with in the past (see "Description of Business" below). QVS and the majority of QVS's shareholders entered into settlements and releases with us in the past; however, we can provide no assurances that the former QVS shareholders will not have disputes with us in the future. If the QVS shareholders, our current shareholders, former Directors and officers and/or anyone we are affiliated with have disputes with us in the future, we could be forced to expend substantial additional resources in defense of such disputes, which could force us to curtail or abandon our business operations, and/or divert our resources away from our operations.

WE  DEPEND HEAVILY ON OUR ABILITY TO MARKET OUR PRODUCTS TO POTENTIAL CONSUMERS.

     We depend on our marketing department to make consumers and potential customers aware of our products. If our marketing department fails to make potential customers aware of our products and the advantages and possibilities we believe they bring to potential customers, it is not likely that we will be able to generate enough revenues to continue with research and development on new products and improve our current products. If this were to happen, it is likely that our products will become stagnant and we will not be able to compete in the market. If you invest in us and we fail to properly market our products, we could be forced to curtail our business plan or discontinue our business operations altogether.

WE MAY HAVE POTENTIAL LIABILITY FOR SHARES OF COMMON STOCK WHICH MAY HAVE BEEN SOLD IN VIOLATION OF FEDERAL AND/OR STATE SECURITIES LAWS.

     Certain shares of Common Stock that were sold by us between October 2003 to December 2005 were not registered under federal or state securities laws, and exemptions from registration provided by these securities laws may not have been available or may not have been perfected, with the result that we may be deemed to have violated the registration requirements of these securities laws with respect to the offer and sale of the Common Stock. While we have offered rescission to certain of our shareholders who purchased shares of Common Stock which we believe may have been in violation of certain state and/or federal securities laws, the federal securities laws and certain state securities laws do not expressly provide that a Rescission Offer will terminate a purchaser's right to rescind a sale of securities that was not registered under the relevant securities laws as required. Accordingly we may continue to be potentially liable under certain securities laws for such sales of Common Stock even after completing our Rescission Offer.

FUTURE GOVERNMENT REGULATION OF THE INTERNET MAY ADVERSELY IMPACT OUR BUSINESS OPERATIONS.

     We are dependent upon the Internet in connection with our business operations. The United States Federal Communications Commission (the "FCC") does not currently regulate companies that provide services over the Internet, as it does common carriers or tele-communications service providers. Notwithstanding the current state of the FCC's rules and regulations, the FCC's potential jurisdiction over the Internet is broad because the Internet relies on wire and radio communications facilities and services over which the FCC has long-standing authority. Compliance with future government regulation of the Internet could result in increased costs which would have a material adverse effect on our business, operating results and financial condition, and which would lower the value of any of our securities which are held by you as an investor.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO FORECAST OUR FUTURE RESULTS, MAKING ANY INVESTMENT IN US HIGHLY SPECULATIVE.

     As a result of our limited operating history, our historical financial and operating information is of limited value in predicting our future operating results. We may not accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and, therefore, we may fail to make accurate financial forecasts. Our current and future expense levels are based largely on our investment plans and estimates of future revenue. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which could then force us to curtail or cease our business operations.

WE FACE POTENTIAL LIABILITY FOR INFORMATION POSTED ON OUR CORPORATE WEBSITE, WWW.DATACALLTECH.COM.

     The legal obligations and potential liability of companies which provide information by means of the Internet are not well defined and are still evolving. Any liability of us resulting from information posted on, or disseminated through, our corporate website could have a material adverse affect on our business, operating results and our financial condition.

OUR VULNERABILITY TO SECURITY BREACHES, GLITCHES AND OTHER COMPUTER FAILURES COULD HARM OUR FUTURE CUSTOMER RELATIONSHIPS AND OUR ABILITY TO ESTABLISH OUR FUTURE CUSTOMER BASE.

     Because we offer the majority of our services through our Internet website (www.datacalltech.com), the secure transmission of confidential information over public networks is a critical element of our operations. A party who is able to circumvent security measures could misappropriate proprietary information or cause interruptions in our operations. If we are unable to prevent unauthorized access to our users' information and transactions, our customer relationships will be harmed. Although we currently implement security measures, these measures may not prevent future security breaches. Additionally, heavy stress placed on our systems could cause our systems to fail or cause our systems to operate at speeds unacceptable to our users. If this were to happen, we could lose customers and if severe enough, we could be forced to curtail or abandon our business plan, which would decrease the value of any investment you have in us.

WE RELY ON THE INTERNET INFRASTRUCTURE, AND ITS CONTINUED COMMERCIAL VIABILITY, OVER WHICH WE HAVE NO CONTROL AND THE FAILURE OF WHICH COULD SUBSTANTIALLY UNDERMINE OUR BUSINESS STRATEGY.

     Our success depends, in large part, on other companies maintaining the Internet system infrastructure, including maintaining a reliable network backbone that provides adequate speed, data capacity and security. If the Internet continues to experience significant growth in the number of users, frequency of use and amount of data transmitted, as well as the number of malicious viruses and worms introduced onto the Internet, the infrastructure of the Internet may be unable to support the demands placed on it, and as a result, the Internet's performance or reliability may suffer. Because we rely heavily on the Internet, this would make our business less profitable and would lead to a decrease in the value of our Common Stock.

OUR SYSTEMS AND OPERATIONS ARE VULNERABLE TO DAMAGE OR INTERRUPTION FROM FIRE, FLOOD, POWER LOSS, TELECOMMUNICATIONS FAILURE, BREAK-INS, EARTHQUAKE AND SIMILAR EVENTS.

     Our website and systems are hosted by a third party. We are dependent on our systems and ability to stream information over the Internet to consumers. If our systems fail or become unavailable, it would harm our reputation, result in a loss of current and potential customers and could cause us to breach existing agreements. Our success depends, in part, on the performance, reliability and availability of our services. Our systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, Internet breakdown, break-in, earthquake and similar events. We would face significant damage as a result of these events. In addition, our systems use sophisticated software which could be found to contain bugs which could interrupt service. For these reasons, we may be unable to develop or successfully manage the infrastructure necessary to meet current or future demands for reliability and scalability of our systems. If this were to happen, we would likely lose customers and our revenues would decrease, causing any investment in us to decease in value as well.

WE HAVE NO ISSUED PATENTS OR PENDING PATENT APPLICATIONS FOR OUR TECHNOLOGY AND THEREFORE CANNOT STOP OTHER COMPANIES FROM LAWFULLY PRACTICING TECHNOLOGY
SIMILAR TO OURS AND MAY BE SUED BY COMPANIES IN THE FUTURE CLAIMING OUR ACTIVITIES INFRINGE ON THEIR PATENT RIGHTS.

     We have no issued patents or pending patent applications for our technology in the United States or any other country and therefore cannot stop other companies from lawfully practicing technology identical or similar to ours in the future. If we are sued by another company claiming our activities infringe on their patent, we could be forced to abandon using our Direct Lynk system or other technology and/or expend substantial expenses in defending against another company's claims. This could have a severely adverse affect on our revenues and could force us to cease our business operations.

OUR AUDITORS HAVE EXPRESSED A CONCERN ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

     Our auditors, in our audited financial statements expressed a concern about our ability to continue as a going concern. We have an accumulated deficit of $4,394,721 as of December 31, 2005, and have generated limited revenues to date. These factors raise substantial doubt as to whether we will be able to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should we be unable to continue as a going concern.

OUR TOTAL AMOUNT OF ISSUED AND OUTSTANDING SHARE AMOUNTS MAY BE INCORRECT, AND WE MAY HAVE OUTSTANDING SHARES WHICH ARE UNACCOUNTED FOR.

     We have not engaged a transfer agent to keep track of and verify the number of outstanding shares. The majority of our shares which are held by our non-affiliates were purchased in private transactions, and the purchased shares were then issued and entered into our stock records. Due to the large number of these transactions which have occurred since our inception, we cannot be certain that all shares purchased by shareholders were entered into our stock records, entered correctly and/or that all shareholders who purchased shares received share certificates. As a result, we may have a larger number of shares outstanding than we currently show on our shareholders list. This difference, if present, may force us to revise our Registration Statement prior to or after it becomes effective to include such shares, and may mean that the dilutive effect of the additional shares registered pursuant to the Registration Statement is more than the current number of shares thought to be issued and outstanding and offered through such offering.

WE FACE A RISK OF A CHANGE IN CONTROL DUE TO THE FACT THAT OUR CURRENT OFFICERS AND DIRECTORS DO NOT OWN A MAJORITY OF OUR OUTSTANDING COMMONS STOCK.

     Our current officers and Directors can vote an amount of common stock equal to approximately twenty-four percent (24%) of our outstanding common stock. As a result, our officers and Directors may not exercise majority voting control over us and our shareholders who are not officers and Directors of us may be able to obtain a sufficient number of votes to choose who serves as our Directors. Because of this, the current composition of our Board of Directors may change in the future, which could in turn have an effect on those individuals who currently serve in management positions with us. If that were to happen, our new management could affect a change in our business focus and/or curtail or abandon our business operations, which in turn could cause the value of our securities, if any, to decline.

IF  THERE  IS  A  MARKET  FOR  OUR COMMON STOCK, OUR STOCK PRICE MAY BE VOLATILE

     If there is a market for our Common Stock, we anticipate that such market would be subject to wide fluctuations in response to several factors, including, but not limited to:

     (1)  actual  or  anticipated  variations  in  our  results  of  operations;

     (2)  our  ability  or  inability  to  generate  new  revenues;

     (3)  increased  competition;  and

     (4) conditions and trends in the consumer marketing, information display and digital signage industries.

     Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our Common Stock.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS

     Our Common Stock is subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our Common Stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

                             SPECIAL NOTE REGARDING
                           FORWARD-LOOKING STATEMENTS

     Some of the information in this document contains forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this Registration Statement. Forward-looking statements typically are identified by use of terms such as "anticipate," "believe," "plan," "expect," "future," "intend," "may," "should," "estimate," "predict," "potential," "continue," and similar words, although some forward-looking statements are expressed differently. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results, as well as those of the markets we serve, levels of activity, performance, achievements and prospects to differ materially from the forward-looking statements contained in this Registration Statement. You should also consider carefully the statements under "Risk Factors" and other section of this Registration Statement, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the resale of Common Stock by the Selling Stockholders.

                                 DIVIDEND POLICY

     To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our Common Stock, when issued pursuant to this offering. Although we intend to retain any earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

                                LEGAL PROCEEDINGS

     We are not aware of any pending legal proceeding to which we are a party or to which our property is subject to any pending legal proceeding.

     However, from time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not involved currently in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

                         DIRECTORS, EXECUTIVE OFFICERS,
                               AND CONTROL PERSONS

     The following table sets forth the name, age and position of each of our Directors and executive officers. Our officers and Directors are as follows:

     NAME          AGE          POSITION
     ----          ---          --------

 James Ammons      52           Chief Executive Officer, Secretary,
                                Treasurer and Director

 Larry  Mosley     53           Chief  Financial  Officer and Director

 Timothy  Vance    39           Director  of  Customer  Support  and
                                Director

JAMES  AMMONS,  CHIEF  EXECUTIVE  OFFICER  AND  DIRECTOR

     James Ammons has served as our Chief Executive Officer, Secretary, Treasurer and Director since May 2002. From May 2001 to April 2002, Mr. Ammons served as our Vice President. From February 1999 to April 2001, Mr. Ammons was the General Manager of QVS Wireless Corporation. From February 1998 to January 1999, Mr. Ammons was General Manager of Federal Data, a credit card processing company.

LARRY  MOSLEY,  CHIEF  FINANCIAL  OFFICER  AND  DIRECTOR

     Mr. Mosley has served as our Chief Financial Officer and Director since October 11, 2004. Since November 1986, Mr. Mosley has been self employed as a Certified Public Accountant. From September 1985 to November 1986, Mr. Mosley was Vice President for Fiscal Affairs of Hargest College in Houston Texas. From July 1983 to September 1985, Mr. Mosley worked as a Management Consultant at Alexander Grant & Co. (now Grant Thornton) in Houston, Texas. From January 1981 to July 1983, he served as an auditor at Ernst & Whitney (Now Ernst & Young) in Houston, Texas. Mr. Mosley received a degree in Business Administration and Accounting from Texas Southern University in 1980. He has been a Certified Public Accountant since 1984. Mr. Mosley spends on average, approximately 10-15 hours per week on company matters. Effective January 1, 2006, we entered into a three year renewable employment contract with Mr. Mosley, as described below under "Employment Agreements."

TIMOTHY  VANCE,  DIRECTOR

     Timothy Vance has served as one of our Directors since June 2003. However, Mr. Vance has been part of the Data Call Technologies management team since our inception. Before working for us, from January 2000 through January 2001 Mr. Vance was employed at QVS Wireless Corporation, where his employment consisted of general office duties. From December 1987 to June 2000, Mr. Vance worked at World Ship Supply, as a General Manager. From January 1986 to December 1986, Mr. Vance worked at Xerox Corp. as a service technician. Effective January 1, 2006, we entered into a three year renewable employment contract with Mr. Vance, as described below under "Employment Agreements."

     Our Directors are elected annually and hold office until our annual meeting of the shareholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. There are no family relationships among our officers and Directors. Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Vacancies in the Board are filled by majority vote of the remaining Directors. Directors may be reimbursed by us for expenses incurred in attending meetings of the Board of Directors.

EMPLOYMENT  AGREEMENTS

     Effective October 1, 2005, we entered into employment agreements with Timothy Vance to serve as our Director of Customer Support and Larry Mosley to serve as our Chief Financial Officer. On February 13, 2006, we entered into Addendums to those agreements, to change the effective date of such agreements from October 1, 2005, to January 1, 2006 (the "Employment Agreements"). The Employment Agreements have a term of three years and are renewable for successive one-year terms at the mutual acceptance of us and each executive. Mr. Mosley is entitled to receive a salary of $75,000 per year that he is employed under his agreement and Mr. Vance is entitled to receive a salary of $80,000 per year that he is employed under his agreement. Additionally, both Mr. Vance and Mr. Mosley are entitled to reimbursement for business expenses incurred in connection with their employment, not to exceed $500, without our prior approval. Additionally, Mr. Vance and Mr. Mosley are entitled to up to $500 per month to be used for car payments on a car to be used in connection with employment under the Employment Agreements.

     On February 8, 2006, with an effective date of January 1, 2006, we entered into an employment agreement with James Ammons to serve as our Chief Executive Officer and President (the "Ammons Employment Agreement," and collectively with the Employment Agreements, the Executive Employment Agreements"). The Ammons Employment Agreement has a term of five (5) years, and is renewable for successive one-year terms. Mr. Ammons is entitled to a different "Yearly Salary" depending on the year which Mr. Ammons is employed under the Ammons
Employment Agreement. Mr. Ammons' first Yearly Salary (for the yearly period from January 1, 2006 to December 31, 2006) is $120,000, and his Yearly Salary increases 5% per year (rounded to the nearest dollar) for each additional year Mr. Ammons is employed pursuant to the Ammons Employment Agreement, for example, Mr. Ammons' Yearly Salary for the second year of the Ammons Employment Agreement (the period from January 1, 2007 to December 31, 2007) is $126,000 ($120,000 +
($120,000 x .05)). In the event the Ammons Employment Agreement is automatically renewed for successive one-year periods, Mr. Ammons salary will continue to increase by 5% each year he is employed.

     All of the Executive Employment Agreements contain confidentiality clauses, stating that we have ownership rights to any intellectual property created Mr. Vance, Mr. Mosley or Mr. Ammons (collectively the "Executives") in connection with their employment under the Executive Employment Agreements. Additionally, the Executive Employment Agreements provide that for a period of nine months (12 months under Mr. Ammons agreement) following their termination from employment with us, no Executive will directly or indirectly serve in certain capacities with any of our competitors in Harris County, Texas, or any of the surrounding counties.

     Additionally, under the Executive Employment Agreements, we agreed to indemnify and hold harmless the Executives, their nominees and/or assigns against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (incurred in any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation that is in any way related to their employment with us (whether or not in connection with any action in which they are a party). Such indemnification does not apply to acts performed by the Executives, which are criminal in nature or a violation of law.

The  Executive  Employment  Agreements  terminate:

     (a) in the event the Executive suffers an injury, illness, or incapacity of such character as to prevent him from performing his duties without reasonable accommodation for a period of more than thirty (30) consecutive days upon us giving at least thirty (30) days written notice of termination to him;

     (b)  upon  the  death  of  the  Executive;

     (c) at any time because of, (i) the conviction of Executive of an act or acts constituting a felony or other crime involving moral turpitude, dishonesty or theft or fraud; or (ii) his gross negligence in the performance of his duties hereunder; or

     (d) Executive may terminate his employment for "good reason" by giving us ten (10) days written notice if: (i) he is assigned, without his express written consent, any duties materially inconsistent with his positions, duties, responsibilities, or status with us, or a change in his reporting responsibilities or titles as in effect as of the date hereof; (ii) his compensation is reduced; or (iii) we do not pay any material amount of compensation due hereunder and then fail either to pay such amount within the ten (10) day notice period required for termination hereunder or to contest in good faith such notice.

     In the event Mr. Vance's or Mr. Mosley's employment is terminated under (a) through (d) above, either of them is entitled to all compensation earned by him through the date of his termination. Additionally, Mr. Vance may be terminated at any time without cause, provided that we pay him a one-time lump sum payment payable within 30 days of his termination without cause of the total amount of salary remaining to be paid under his employment agreement. Mr. Mosley cannot be terminated without cause.

     The Ammons Employment Agreement may also be terminated without cause, provided that in the event Mr. Ammons employment is terminated with cause or for good reason, Mr. Ammons shall be entitled to receive a lump sum payment of 150% of his Yearly Salary (as defined above) then in effect.

     The Ammons Employment Agreement provides that Mr. Ammons may be provided a car allowance by us, not to exceed $600 per month. In consideration for Mr. Ammons entering into the Ammons Employment Agreement, we agreed to grant him options to purchase 3,000,000 shares of our common stock at $0.10 per share (the "Options"). The Options vested immediately upon Mr. Ammons entry into the Ammons Employment Agreement, and expire on February 8, 2011. The Options also contain a cashless exercise provision, whereby Mr. Ammons can pay for the exercise of the Options in shares of our common stock.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table provides the names and addresses of each person known to own directly or beneficially more than a 5% of the outstanding Common Stock (as determined in accordance with Rule 13d-3 under the Exchange Act) as of February 8, 2006 and by the officers and Directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                       Shares  Beneficially  Owned
                                           Prior  to  Offering
Name  and  Address  of                 ---------------------------
Beneficial  Owner                   Shares               Percent(1)
----------------------            -----------            ----------
JAMES AMMONS                      12,000,000(2)           20.5%(3)
  CEO, Treasurer,
  Secretary and Director
  600 Kenrick, Suite B-12
  Houston, Texas 77060


MILFORD & RUTH MAST                7,466,000              13.4%
  466 N. Manor Rd.
  Elverson, PA 19520

TERRY BREEDLOVE                    5,000,000               9.0%
  Employee
  600 Kenrick, Suite B-12
  Houston, Texas 77060

TIMOTHY VANCE                      1,000,000               1.8%
  Director of Customer Support
  and Director
  600 Kenrick, Suite B-12
  Houston, Texas 77060

LARRY MOSLEY                       1,000,000               1.8%
  CFO and Director
  600 Kenrick, Suite B-12
     Houston, Texas 77060


ALL THE OFFICERS AND DIRECTORS    14,000,000              24.0%(3)
     AS  A  GROUP  (3  PERSONS)

(1)  Using  55,462,100  shares  outstanding  as  of  February  8,  2006.

(2) Includes 9,000,000 shares of common stock held by Mr. Ammons and 3,000,000 Options for shares of our commons stock held by Mr. Ammons (described above in greater detail under "Directors, Executive Officers and Control Persons").

(3) Using 58,453,100 shares outstanding, which number includes the full exercise of Mr. Ammons 3,000,000 Options.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

     David  M.  Loev,  Attorney  at Law who prepared this Form SB-2 Registration
Statement,  is  the  beneficial  owner  of 1,000,000 shares of our Common Stock.

EXPERTS

     Our audited financial statements for the years ending December 31, 2005, and 2004, included in this Prospectus have been prepared by R.E. Bassie and Company, certified public accountants, our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Nevada Revised Statutes and our Articles of Incorporation, as amended, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws state that we shall indemnify every (i) present or former Director, advisory Director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at the our request as a Director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an "Indemnitee").

     Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

     Except as provided above, the Bylaws also provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.


                             DESCRIPTION OF BUSINESS

BUSINESS HISTORY
----------------

     Data  Call  Technologies  (the  "Company,"  "we," "us") was incorporated on
April 4, 2002, as Data Call Wireless. We subsequently filed Articles of Amendment with the Nevada Secretary of State and changed our name to Data Call Technologies on June 19, 2003.

     Three of our officers and Directors, James Ammons, Timothy Vance and James Tevis, were previously employed by QVS Wireless Corporation, a Nevada corporation ("QVS"), which specialized in wireless data management systems and technology, previous to our formation. Those individuals left QVS to help form Data Call Technologies in the spring of 2002. Subsequent to those individuals leaving QVS, QVS filed litigation against us, Mr. Ammons, Mr. Tevis, Mr. Vance and our previous officers and Directors, Richard Clemens and Derek Argo, alleging breach of contract, breach of fiduciary duty, usurping corporate opportunities, fraud, negligent misrepresentation, tortuous interference, and conversion against those individuals and us.

     On August 12, 2002, we, Mr. Ammons, Mr. Vance, Mr. Tevis and QVS entered into a "Side Letter Agreement Made August 12, 2002," which provided for us to pay QVS $20,000 in monthly installments of $2,500 per month and to return $38,000 to Dr. Carl Hoffman in connection with his investment in us.

     Effective August 12, 2002, we, Mr. Ammons, Mr. Tevis and Mr. Vance entered into a Settlement Agreement and Mutual Release with QVS, whereby the parties agreed to release each other from all claims or causes of action, suits, proceedings, torts, debts, sums of money, accounts, contracts, controversies, damages, known or unknown, then existing and/or thereafter arising. Pursuant to the Settlement Agreement and Mutual Release, the parties agreed to file an Agreed Permanent Injunction in connection with the pending legal suit, we agreed to assign and release to QVS the domain name www.qvswireless.com, refrain from selling, leasing, marketing or distributing QVS's products, communicating with QVS's shareholders regarding matters related to QVS, and soliciting, contacting or communicating with any of QVS's vendors and/or clients.

     On June 13, 2003, QVS granted us a Full and Final Release of all claims known or unknown against us and we agreed to pay QVS $2,000 and to assign all of our ownership rights to the "Copy/CallQ-Trac" system to QVS. Additionally, we agreed to issue Dr. Hoffman 500,000 shares of our common stock in lieu of the $38,000 he was owed in connection with the Side Letter Agreement entered into in August 2002.

     In June 2002, our Chief Executive Officer transferred approximately 40 QVS shareholders an aggregate of approximately 4,610,000 shares of our restricted Common Stock in consideration for each of those QVS shareholders signing a Release, whereby they agreed to release us, our Chief Executive Officer, James Ammons, and our officers and Directors and employees from any and all claims, rights, obligations, demands and causes of action arising from or relating to QVS.

BUSINESS OPERATIONS
-------------------

     We currently offer our Direct Lynk Messenger service to customers through the Internet. The Direct Lynk Messenger Service is a streaming digital signage product and real-time information service which provides "cafeteria-style" client selection (via our website, www.datacalltech.com) of a wide range of up-to-date information, as well as custom messaging services for display. The Direct Lynk Messenger service is able to work as a stand alone service for customers' displays, and/or to work concurrently with customers' existing digital signage.

     Through a portal on our website, www.datacalltech.com, our clients are able to pick and choose which of our text feeds (described below) they would like to stream to a supported third party hardware box connected to the Internet and placed anywhere around the world. All that a client needs to stream our text feeds from the Internet to their third party data decoder box is to have access to the Internet. Clients are also able to add their own user defined text messages and advertising to our Direct Lynk Messenger text stream, and pick which individual locations and which of their third party hardware decoder boxes they would like to receive our feeds.

     The current types of information, which a client is able to stream through to their televisions through the Direct Lynk system include:

     o Headline News top world and national news headlines (six headlines updated every 30 minutes);

     o Business News top business headlines (six headlines updated every 30 minutes);

     o Financial Highlights world-based financial indicators (ten indicators updated every 30 minutes during NYSE market hours);

     o Entertainment News top entertainment headlines (six headlines updated every 30 minutes);

     o Science News top science headlines (six headlines updated every 30 minutes);

     o Quirky News Bits latest off-beat news headlines (six headlines updated every 30 minutes);

     o Sports Headlines top sports headlines (six headlines updated every 30 minutes)

     o Latest Sports Lines - latest sports odds for NFL, NBA, NHL, NCAA Football and NCAA Basketball (currently set by Sportsbook.com, but subject to change);

     o National Football League latest game schedule (updated once per day) and in-game updates (updated continuously);

     o National Basketball Association - latest game schedule (updated once per day) and in-game updates (updated continuously);

     o Major League Baseball - latest game schedule (updated once per day) and in-game updates (updated continuously);

     o National Hockey League - latest game schedule (updated once per day) and in-game updates (updated continuously);

     o NCAA Football - latest game schedule (updated once per day) and in-game updates (updated continuously) ;

     o NCAA Men's Basketball - latest game schedule (updated once per day) and in-game updates (updated continuously);

     o Professional Golf Association top 10 leaders continuous updated throughout the four-day tournament;

     o NASCAR top 10 race positions updated every 20 laps throughout the race;

     o    Computer  industry  news;

     o    Listings  of  the  day's  horoscopes;

     o    Listings  of  the  birthdays  of  famous  persons  born  on  each day;

     o    Amber  alerts;

     o    Listings  of  historical events which occurred on each day in history;
          and

     o    Localized  Weather  Forecasts.

     In addition to the above information categories and the client-generated messages, we may, at our discretion, include a Public Service Announcement

("PSA"), third-party advertisement (for additional revenue streams) and/or a Data Call Technologies tag line to our streaming text advertising in the future.

     Our Direct Lynk Messenger service is currently compatible with various digital signage hardware decoder boxes such as those marketed by MagicBox Aavelin, ChyTV, Scala, Adaptive LED, 3M Company, Keywest Technologies and Vertigo X Media.

                                  RECENT EVENTS
                                  -------------

     We are currently in negotiations with a platform developer in connection with a distribution agreement, which would allow us to transfer our Direct Lynk System feed over cell phones. We are also in negotiations with a company to supply our Direct Lynk System feed to the company's elevator televisions. Although we are in negotiations with these companies, we have not entered into any definitive agreements with either of these companies as of the date of this Prospectus.

DEPENDENCE  ON  ONE  OR  A  FEW  CUSTOMERS

     We do not currently have any customers who pay to subscribe to the Direct Lynk Service, however we do currently have several companies which are testing the Direct Lynk system. In the near future, we will depend on a small number of customers for the bulk of our revenues, if any. However, in the future, we plan to depend less on a small number of customers. Instead, we hope to offer our Direct Lynk service to many customers in numerous industries. We hope that the diversification of products in the marketplace will lower the risk that the loss of one customer or decline in any one industry will impact our revenues; however, as we have not yet generated any revenues though out Direct Lynk system and have no companies which pay to subscribe to the Direct Lynk system, we may be forced to depend on a small number of clients in the future.

PATENTS,  TRADEMARKS  &  LICENSES

     In July 2004, we filed a U.S. provisional patent application for software used in connection with an earlier version of our product, known at that time as "Infocall." A provisional patent application gives a filer one full year to assess an invention's commercial potential before committing to the higher cost of filing and prosecuting a non-provisional application for a patent. We did not file a non-provisional application and have thus lost any patent rights which were the subject matter of the provisional patent application. The provisional patent filed by us did not automatically become a valid patent and since the one year period has expired, it cannot be extended. In order for us to have a valid legally binding patent on our Direct Lynk Messenger System, we must file a new patent application directed to inventions neither disclosed in the provisional patent application nor which have been on sale, offered for sale, or commercially used over a year prior to its filing date, which must then be granted by the United States Patent and Trademark Office, of which there can be no assurance. No such patent applications have been filed or discussed.

     We have no patents, patent applications, trademarks, trademark applications or licenses covering our Direct Lynk Messenger service. We may choose to file a patent application in the future, if our management feels it is in our best interest and raises sufficient capital to pay for the legal costs associated with such filing, but we currently have no plans to file such application. As we have no current patents on our technology, we can provide future investors no assurances that another company does not already have a patent on our technology, that we are not in violation of such patent, if one exists, and/or that we can assert patent rights against another company that utilizes the same technology as us.

EMPLOYEES

     We  currently  employ  eight (8) full time employees.



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our financial statements.

ESTIMATE OF THE AMOUNT SPENT ON RESEARCH AND DEVELOPMENT ACTIVITIES

     Since our inception in April 2002, the majority of our expenditures have been on research and development on our Direct Lynk Messenger system, including software and hardware development and testing. The amount spent on this research and development since inception is estimated by us to be approximately $1,500,000.

PLAN  OF  OPERATIONS

     We believe that we can continue our business operations for approximately the next twelve (12) months, assuming our current rate of monthly expenditure, number of employees, and other expenses do not increase significantly, due to the approximately $671,228 of cash on hand as of December 31, 2005, and the approximately $175,000 raised subsequent to December 31, 2005. In the event that our current monthly rate of expenditure, the number of employees we employ and/or any of our other expenses increase, we may be forced to raise additional capital within the next twelve months.

     We plan to continue to grow our business and market our Direct Lynk system to potential customers over the course of the next twelve months. We will also continue on a limited basis our practice of providing potential customers free trials of the Direct Lynk system, for which we will receive no revenue, in an attempt to build both product awareness for the Direct Lynk system and to potentially lead to sales down the road. Additionally, we are currently working on adapting our technology to allow us to broadcast our live feeds to cell phones. As of the date of this Prospectus, we have generated only minimal revenues through paying subscriptions for the Direct Lynk system, and we can provide no assurances that we will generate any revenues in the future, that we will be successful in marketing our Direct Lynk system to potential customers or that we will continue to have enough money to continue our business operations and marketing activities in the future (please see "Risk Factors" above for more detailed descriptions of these and other risks to which we are subject).


                   CRITICAL ACCOUNTING POLICIES AND ESTIMATES

ACCOUNTS  RECEIVABLE

     Accounts receivable consist primarily of trade receivables, net of a valuation allowance for doubtful accounts.

INVENTORIES

     Inventories are valued at the lower-of-cost or market on a first-in, first-out basis.

INVESTMENT SECURITIES

     The Company accounts for its investments in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management determines the appropriate classification of its investments in marketable securities at the time of purchase and reevaluates such determination at each balance sheet date. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Debt securities for which the Company does not have the intent or ability to hold to maturity and equity securities not classified as trading securities are classified as available-for-sale. The cost of investments sold is determined on the specific identification or the first-in, first-out method. Trading securities are reported at fair value with unrealized gains and losses recognized in earnings, and available-for-sale securities are also reported at fair value but unrealized gains and losses are shown in the caption "unrealized gains (losses) on shares available-for-sale" included in stockholders' equity. Management determines fair value of its investments based on quoted market prices at each balance sheet date.

PROPERTY,  EQUIPMENT  AND  DEPRECIATION

     Property and equipment are recorded at cost less accumulated depreciation. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, with any resultant gain or loss being recognized as a component of other income or expense. Depreciation is computed over the estimated useful lives of the assets (3-5 years) using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Maintenance and repairs are charged to operations as incurred.

ADVERTISING COSTS

     The  cost  of  advertising  is  expensed  as  incurred.

RESEARCH  AND  DEVELOPMENT

     Research  and  development  costs  are  expensed  as  incurred.

INCOME  TAXES

     The Company is a taxable entity and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be in effect when the temporary differences reverse. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date of the rate change. A valuation allowance is used to reduce deferred tax assets to the amount that is more likely than not to be realized.

                              RESULTS OF OPERATIONS


COMPARISON FOR THE YEAR ENDED DECEMBER 31, 2005 COMPARED TO THE YEAR ENDED DECEMBER 31, 2004

     Sales for the year ended December 31, 2005 were $365, a decrease in sales of $16,458 or 97% from the prior period, which were attributable to the sale of a subscription feed for our Direct Lynk System during the year ended December 31, 2005, compared to sales of $16,823 for the year ended December 31, 2004, which sales were attributable to sales of flat screen televisions. The decrease in sales was attributable to a decrease in sales of flat screen televisions, in connection with our focus on our Direct Lynk System.

     Total operating expenses for the year ended December 31, 2005 increased $10,742 or 1%, to $1,076,221, from total operating expenses of $1,065,479 for the year ended December 31, 2004. This increase was due to the following line item increases for the year ended December 31, 2005, compared to the year ended December 31, 2004, an increase of $75,815 or 128% in legal and accounting expenses in connection with our attempt to file a Registration Statement with the Securities and Exchange Commission; an increase of $8,947 or 13.7% in product development costs associated with our Direct Lynk System; an increase of $69,954 or 368% in travel costs associated with our travel to certain trade shows and to certain corporation's offices to demonstrate our Direct Lynk System; an increase of $3,068 or 14.2% in office and equipment rental in connection with our move to our Houston office space (as described under "Description of Property," herein); increases of $3,517 or 26.9% in telephone expense associated with our purchase of an automated telephone answering system for our Houston office; and increases of $6,233 or 245% in depreciation expense.

     These increases in total operating expenses were offset by the following decreases in operating expenses for the year ended December 31, 2005, compared to the year ended December 31, 2004; a $94,002 or 12.1% decrease in contractual services, due to a reworking of our subscription feeds, which lowered our provider costs, a $43,991 or 58,7% decrease in office supplies and expenses, due to the fact that for the majority of the fiscal 2005 year we operated without our Dallas office and therefore used less office supplies than we did for the year ended December 31, 2004; a $13,450 or 92.1% decrease in trade show expenses, due to the fact that while we traveled to many trade shows throughout the year ended December 31, 2005, we did not display our Direct Lynk System at any shows; and a $12,234 or 86.8% decrease in other expense.

     Net loss for the year ended December 31, 2005 was $1,075,856, which was an increase in net loss of $15,374 or 1.4% from net loss for the year ended December 31, 2004, which was $1,065,479. The increase in net loss was mainly attributable to increases in our legal and accounting expenses and traveling expenses, which were offset by decreases in our consulting expenses and our office supplies and expenses cost.

LIQUIDITY  AND  CAPITAL  RESOURCES

     We had current assets of $671,228 as of December 31, 2005, which consisted solely of cash of $671,228.

     We had total assets of $767,281 as of December 31, 2005, consisting of total current assets of $671,228; net property and equipment of $90,798, which included high end flat screen televisions, computers and software equipment responsible for running our Direct Lynk System which is stored in our Houston and Dallas offices; and other assets of $5,255, which included our deposit on our Houston and Dallas office space.

     We had total current liabilities representing accounts payable and accrued expenses of $66,792, which was also our sole liability as of December 31, 2005, and which included $50,000 which was owed to our former legal counsel.

     We  had  net  working  capital  of  $604,436  as  of  December  31,  2005.

     We had $676,853 of cash used in operating activities for the year ended December 31, 2005, which was mainly due to net loss of $1,075,856, offset by 371,860 of stock issued for services, which shares were issued to our consultants and employees in connection with services rendered.

     We had $70,441 of cash used in investing activities during the year ended December 31, 2005, which included $70,441 of capital expenditure for equipment relating to Houston office space.

     We had $1,403,400 in net cash provided by financing activities for the year ended December 31, 2005, representing proceeds from the sale of 14,034,000 shares of our Common Stock for $0.10 per share pursuant to a private placement.

     Due to the $1,403,400 of net cash raised through the sale of Common Stock during the year ended December 31, 2005, of which $671,228 remained as of December 31, 2005, and the approximately $175,000 raised subsequent to December 31, 2005, we believe that with our current rate of monthly expenditures, we will be able to maintain our operations for approximately twelve months, if we generate no additional funds through sales during the next twelve months, and slightly longer if we are able to generate sales, of which there can be no assurance.

     We will need to take steps to raise equity capital or to borrow additional funds subsequent to the effectiveness of this Registration Statement, to continue our operations and meet our upcoming liabilities, as we have generated only limited revenues to date, and have received the vast majority of the money we have spent on our operations and for research and development through the private placement of shares of our Common Stock. There can be no assurance that any new capital will be available to us or that adequate funds for our operations, whether from our financial markets, or other arrangements will be available when needed or on terms satisfactory to us, will be available subsequent to the effectiveness of our registration statement. We have no commitments from officers, Directors or affiliates to provide funding. Our failure to obtain adequate additional financing may require us to delay, curtail or scale back some or all of our operations. Additionally, any additional financing may involve dilution to our then-existing shareholders.


                             DESCRIPTION OF PROPERTY

     We entered into a three year lease on our principal offices at 600 Kenrick, Suite B-12, Houston, Texas 77060, with First Industrial Development Services, Inc., a Maryland corporation ("Landlord"), which became effective on April 1, 2005. The lease covers approximately 2,240 square feet and has a monthly rental cost of $1,120 from April 1, 2005 to March 31, 2006 and $1,164.80 from April 1, 2006 to March 31, 2008. We have the option to terminate the lease on April 1, 2007, provided that we give the Landlord 180 days notice of our intention to terminate the lease and pay $3,365 in penalties.

     On January 1, 2006, we entered into a lease on approximately 1,875 square feet of office space, which we plan to use for sales/development at 14683 Midway Road, Suite 150, Addison, Texas 75001. The lease has a three year term, ending on December 31, 2008. The monthly rental fee for the term of the lease is $1,719 per month. Additionally, pursuant to the Addison office space lease, we agreed to reimburse the landlord for any costs associated with utilities, taxes and assessments and casualty and liability insurance in connection with the leased space.

     Additionally, we currently rent office space in the house of one of our employees, outside of New Orleans, Louisiana, for which we pay the employee $350 per month, which office space encompasses approximately 10 square feet. We use our New Orleans office space for sales and marketing.

                            CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS

     In April 2002, our Chief Executive Officer, James Ammons was issued 9,000,000 shares of our restricted Common Stock, our Director Timothy Vance was issued 150,000 shares of our restricted Common Stock in consideration for services rendered to us, our former Director and officer, Derek Argo was issued 1,000,000 shares of our restricted Common Stock (of which 900,000 shares were subsequently cancelled by Mr. Argo "Recent Sales of Unregistered Securities") in consideration for services rendered to us, and our counsel, David M. Loev was issued 1,000,000 shares in consideration for services rendered to us.

     In June 2002, our Chief Executive Officer transferred approximately 40 QVS shareholders an aggregate of approximately 4,610,000 shares of our restricted shares of Common Stock in return for each of those QVS shareholders signing a Release, whereby they agreed to release us, our Chief Executive Officer, James Ammons, and our officers and Directors and employees from any and all claims, rights, obligations, demands and causes of action arising from or relating to QVS.

     In August 2003, we issued 1,000,000 shares of our restricted common stock to Terry Breedlove, an employee and a greater than 5% shareholder of us, in consideration for services rendered to us.

     In November 2003, we issued 1,250,000 shares of our restricted common stock to Terry Breedlove, an employee and a greater than 5% shareholder of us, in consideration for services rendered to us.

     In November 2003, our Director, Timothy Vance was issued 750,000 shares of our restricted Common Stock in consideration for services rendered to us.

     In April 2004, our Director, Timothy Vance was issued 100,000 shares of our restricted Common Stock in consideration for services rendered to us.

     In June 2004, our Chief Financial Officer and Director, Larry Mosley was issued 50,000 shares of our restricted Common Stock in consideration for services rendered to us.

     In June 2004, we issued 250,000 shares of our restricted common stock to Terry Breedlove, an employee and a greater than 5% shareholder of us, in consideration for services rendered to us.

     Effective September 1, 2004, we issued 4,610,000 shares of our restricted common stock to our Chief Executive Officer, James Ammons in consideration for his transfer of his personal shares to QVS shareholders in consideration for the QVS shareholders release of us, Mr. Ammons, and our officers, Directors and employees from any and all claims, rights, obligations, demands and causes of action arising from or relating to QVS.

     In January 2005, we issued an aggregate of 950,000 shares of our restricted Common Stock to our Chief Financial Officer and Director, Larry Mosley, in consideration for services rendered to us.

     Effective October 1, 2005, we entered into employment agreements with Larry Mosley, our Chief Financial Officer and Timothy Vance, our Director of Customer Support. We later amended the effective date of those agreements to January 1, 2006, pursuant to an "Addendum No. 1 to Executive Employment Agreement" entered into on February 14, 2006, which each of those individuals. The employment agreements are described in greater detail above.

     In October 2005, we sold an aggregate of 3,000,000 shares of our restricted common stock to Milford and Ruth Mast, greater than 5% shareholders of us, in consideration for $300,000 (or $0.10 per share).

     In November 2005, we sold an aggregate of 3,016,000 shares of our restricted common stock to Milford and Ruth Mast, greater than 5% shareholders of us, in consideration for $301,600 (or $0.10 per share).

     In December 2005, we sold 1,450,000 shares of our restricted common stock to Milford and Ruth Mast, greater than 5% shareholders of us, in consideration for $145,000 (or $0.10 per share).

     In January 2006, we sold 50,000 shares of our restricted common stock to Milford and Ruth Mast, greater than 5% shareholders of us, in consideration for $5,000 (or $0.10 per share).

     In January 2006, we sold 50,000 shares of our restricted common stock to Milford and Ruth Mast, greater than 5% shareholders of us, in consideration for $5,000 (or $0.10 per share).

     In February 2006, we sold 950,000 shares of our restricted common stock to Milford and Ruth Mast, greater than 5% shareholders of us, in consideration for $95,000 (or $0.10 per share).

     In February 2006, we issued 2,500,000 shares of our restricted common stock to Terry Breedlove, an employee and a greater than 5% shareholder of us, in consideration for services rendered to us.

     In February 2006, our Board of Directors approved a $35,000 bonus to our Chief Executive Officer, James Ammons, in consideration for entering into his employment agreement with us (as described below).

     On February 8, 2006, we entered into an Employment Agreement with James Ammons, our Chief Executive Officer, which Employment Agreement is described in greater detail under "Directors, Executive Officers and Control Persons," above. In connection with the Employment Agreement, we granted Mr. Ammons Options exercisable into 3,000,000 shares of our common stock at $0.10 per share, which Options are described in greater detail under "Directors, Executive Officers and Control Persons," above.

                             EXECUTIVE COMPENSATION



                                 ANNUAL COMPENSATION
                     --------------------------------------------------------------------------------------
      NAME AND
  PRINCIPAL POSITION         FISCAL YEAR      SALARY        OTHER ANNUAL      RESTRICTED        OPTIONS
                                                            COMPENSATION     STOCK AWARDS

    James Ammons               2006(2)      $ 120,000        $35,000(3)           --           3,000,000(4)
Chief Executive Officer,       2005         $  78,070           --                --                --
Secretary, Treasurer and       2004         $  80,500           --                --                --
     Director (1)              2003         $  47,450           --                --                --

   Larry Mosley                2006(5)      $  75,000*          --                --                --
Chief Financial Officer        2005         $  30,500           --             950,000              --
   and Director                2004         $  10,525           --              50,000              --
                               2003         $   2,750           --                --                --

   Terry Breedlove             2006(6)      $  80,000*          --           2,500,000              --
     Controller                2005         $  67,750           --               --                 --
                               2004         $  73,500           --             250,000              --
                               2003         $  13,000           --           2,250,000              --

    Richard Clemens            2003         $   5,650           --                --                --
Former Chief Executive         2002         $  47,313           --                --                --
      Officer (1)


*Estimated.
-----------

The individuals listed above have not received any LTIP payouts over the past three completed fiscal years as compensation from us.

Salary amounts listed above do not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation.

Other than the individuals listed above, we have no other executive employees who have received more than $100,000 in compensation, including bonuses and options, during each of the last three (3) fiscal years.

(1) Mr. Clemens served as our Chief Executive Officer, Secretary and Treasurer from the date of our incorporation on April 4, 2002, until June 19, 2003, when James Ammons was elected Chief Executive Officer, Secretary and Treasurer by our Board of Director.

(2) Mr. Ammons salary for 2006 is estimated. In February 2006, we entered into a five year employment agreement with Mr. Ammons, which is to pay him $120,000 for the fiscal year ended 2006, and increase by 5% for each of the additional four years of the agreement. Mr. Ammons' employment agreement, including provisions which take effect upon Mr. Ammons termination, is described in greater detail under "Directors, Executive Officers and Control Persons," above.

(3) Mr. Ammons received a $35,000 bonus in consideration for entering into his employment agreement with us in February 2006.

(4) Mr. Ammons' Options are described in greater detail under "Directors, Executive Officers and Control Persons," above.

(5) Mr. Mosley has served as our Chief Financial Officer since October 11, 2004. He entered into a three year employment agreement with us, with an effective date of October 1, 2005, which effective date was subsequently changed to January 1, 2006 pursuant to an addendum to the employment agreement entered into on February 14, 2006. Mr. Mosley is to be paid $75,000 per year pursuant to his employment agreement, which is described in greater detail under "Directors, Executive Officers and Control Persons," above.

                             CONTROLS AND PROCEDURES

     (a) Evaluation of disclosure controls and procedures. Our Chief Executive Officer and Principal Financial Officer, after evaluating the effectiveness of our "disclosure controls and procedures" (as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e)) as of December 31, 2005 (the
"Evaluation Date"), have concluded that as of the Evaluation Date, our disclosure controls and procedures were effective to provide reasonable assurance that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

     (b) Changes in internal control over financial reporting. There were no significant changes in our internal control over financial reporting during the last fiscal year and/or up to and including the date of this filing that we believe materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.


     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

     None.

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

     We are authorized to issue up to 75,000,000 shares of Common Stock. As of February 8, 2006, there were 55,462,100 shares of Common Stock issued and outstanding.

     The holders of shares of Common Stock are entitled to one vote per share on each matter submitted to a vote of shareholders. In the event of liquidation, holders of Common Stock are entitled to share prorata in the distribution of assets remaining after payment of liabilities, if any. Holders of Common Stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have he ability to elect all of the Directors. Holders of Common Stock have no preemptive or other rights to subscribe for shares. Holders of Common Stock are entitled to such dividends as may be declared by the board of Directors out of funds legally available therefore. The outstanding Common Stock is validly issued, fully paid and non-assessable.

OPTIONS

     We currently have 3,000,000 Options outstanding, which Options are held by our Chief Executive Officer and President, James Ammons. The Options were granted on February 8, 2006, and expire on February 11, 2011. The Options vested imediately and are exercisable for shares of our Common Stock at $0.10 per share and contain a cashless exercise provision. No Options had been exercised by Mr. Ammons as of the date of this Prospectus.


                        SHARES AVAILABLE FOR FUTURE SALE

     As of the filing of this Prospectus, there are 55,462,100 shares of Common Stock issued and outstanding. Of the 38,462,100 shares of Common Stock which are being registered pursuant to this Prospectus, 7,466,000 shares of our outstanding Common Stock offered herein by Milford L. and Ruth L. Mast, will be subject to the resale provisions of Rule 144 upon effectiveness of our Registration Statement and the remaining 30,996,100 shares offered by the selling stockholders will be eligible for immediate resale in the public market if an when any market for our Common Stock develops.

     The remaining 17,000,000 shares of Common Stock outstanding which are not being registered in this offering will be subject to the resale provisions of Rule 144. Sales of shares of Common Stock in the public markets may have an adverse effect on prevailing market prices for the Common Stock.

     Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of us may include our Directors, executive officers, and persons directly or indirectly owning 10% or more of our outstanding Common Stock. Under Rule 144 unregistered resales of restricted Common Stock cannot be made until it has been held for one year from the later of its acquisition from us or our affiliate.

     Thereafter, shares of Common Stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about us ("Applicable Requirements"). Resales by our affiliates of restricted and unrestricted Common Stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted Common Stock which has been held for two years free of the Applicable Requirements.

                  PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

     This Prospectus relates to the resale of 38,462,100 shares of Common Stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of Common Stock by the selling stockholders. We will not receive any proceeds from the resale of Common Stock by the selling stockholders for shares currently outstanding. The selling shareholders will sell their common shares at the fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter, shares will be sold at the prevailing market prices or at privately negotiated prices.



                              SELLING STOCKHOLDERS
                -------------------------------------------------
                                                            SHARES OWNED     SHARES OWNED
                                                              PRIOR TO       SUBSEQUENT TO
  SHAREHOLDER NAME                  ISSUE DATE       CONSIDERATION*       OFFERING        OFFERING (1)
  ----------------                  ----------       -------------      ------------     --------------
  Adams, Blaine H.                August - 2005           Cash             100,000              --
  Ali Ahmed, Salar (2)            August - 2004         Services           100,000              --
  Ali Ahmed, Salar (2)             March - 2005         Services            50,000              --
  Allen, Jeff                       July - 2005           Cash             200,000              --
  Allen, Tim L.                     July - 2004           Cash              75,000              --
  Allen, Tim L.                 November - 2004           Cash              50,000              --
  Ammon, Lance                      July - 2002          Release (3)       250,000              --
  Argo, Derek (4)                  April - 2002          Services          100,000              --
  Arms, Larry                    October - 2002            Cash             10,000              --
  Arms, Larry                     August - 2002           Release (3)       31,000              --
  Arms, Larry (5)               February - 2006          Services           10,000              --
  Armstrong, Daniel                 June - 2002            Cash             50,000              --
  Armstrong, Donald R.         September - 2005            Cash            160,000              --
  Armstrong, Sharon (5)         November - 2005          Services           50,000              --
  Babits, Shawn (5)              October - 2004          Services           10,000              --
  Bagget, Gary (5)                  July - 2004          Services           10,000              --
  Bagley, Walter                    June - 2002          Release (3)       250,000              --
  Baker, Woody and Lucy             July - 2002          Release (3)        10,000              --
  Bellewood Corporation (A)    September - 2005           Cash             250,000              --
  Bellewood Corporation (A)     December - 2005           Cash             100,000              --
  Benvenuto, Beverly                June - 2002          Release (3)       320,000              --
  Bette Lynn Ryan Trust (B)     February - 2003           Cash              25,000              --
  Bette Lynn Ryan Trust (B)         June - 2003           Cash              50,000              --
  Bette Lynn Ryan Trust (B)         June - 2002          Release (3)         6,000              --
  Bigler, Vance                     June - 2002          Release (3)       222,600              --
  Blomberg, Robert Jr.
  and Robert Sr.               September - 2005           Cash              50,000              --
  Bloome, Amanda (2)             January - 2003          Services            1,000              --

                                      -31-

  Bloome, Jared & Sara (2)       January - 2003          Services          125,000              --
  Bloome, Jared (2)               August - 2005          Services           25,000              --
  Bluemel, Rita M.                  July - 2002          Release (3)       100,000              --
  Bonanza Pacific (C)           December - 2003           Cash             100,000              --
  Bonanza Pacific (C)            October - 2004           Cash             100,000              --
  Bonanza Pacific (C)          September - 2005           Cash             100,000              --
  Bonanza Pacific (C)               June - 2002          Release (3)       220,000              --
  Bonanza Pacific (5) (C)      September - 2005          Services          106,000              --
  Braden, Mike (5)               October - 2003          Services           13,000              --
  Bradshaw, Gary               September - 2005           Cash              10,000              --
  Bremerman, Keith and Mary     February - 2005           Cash              50,000              --
  Bremerman, Keith                  July - 2005           Cash              25,000              --
  Brister, Donald R. and Linda September - 2003           Cash             100,000              --

                                      -32-

  Burghart, Bernard J
  &/or Kathryn M.                   July - 2005           Cash             100,000              --
  Busch, Charles                   April - 2004           Cash             100,000              --
  Carlson, Jack and Julianne        June - 2002          Release (3)        40,000              --
  Carlson, Rick                     June - 2002          Release (3)        70,000              --
  Carrick, Bill                      May - 2005           Cash             100,000              --
  Christian, Maureen                June - 2002          Release (3)       100,000              --
  Clairmont, Linda                  June - 2002          Release (3)        16,000              --
  Dandamudi, Nagamini                May - 2003           Cash              80,000              --
  Dandamudi, Nagamini               June - 2004           Cash             170,000              --
  Davis, Charles                   April - 2004           Cash             100,000              --
  Davis, Lori                    January - 2003          Release (3)        10,000              --
  Divizia, Mary Jo             September - 2005           Cash              50,000              --
  Divizia, Mary Jo &
  Venti, Anthony               September - 2005           Cash              50,000              --
  Dohle, Julie                    August - 2002           Cash             200,000              --
  Dohle, Ralph                      June - 2002          Release (3)        60,000              --
  Donald Brister IRA            February - 2005           Cash              50,000              --
  Donald Brister IRA
  Charles Schwab & Co., Inc. Cust. March - 2004           Cash              50,000              --
  Donovan, John T                January - 2003           Cash              90,000              --
  Donovan, John T                   June - 2002          Release (3)        67,000              --
  Dunn, Thomas                      June - 2002          Release (3)        40,000              --
  DW Jones Defined Benefit
  Pension Plan (D)             September - 2005           Cash             100,000              --
  DW Jones Defined Benefit
  Pension Plan (D)              December - 2005           Cash              50,000              --
  Ellebracht, Dyan              November - 2003           Cash             150,000              --
  Ellebracht, Dyan & Robert     November - 2002           Cash              50,000              --
  Ellebracht, Dyan & Robert        April - 2004           Cash             100,000              --
  Ellebracht, Dyan & Robert         June - 2004           Cash             200,000              --
  Elleson, Richard             September - 2005           Cash               5,000              --
  Feghali, Taline               November - 2003           Cash              50,000              --
  Flagg, Katherine             September - 2005           Cash             110,000              --
  Franz, Leon                    October - 2003           Cash             100,000              --
  Franz, Leon                   December - 2003           Cash              50,000              --
  Franz, Leon                    October - 2004           Cash              50,000              --
  French, Ronald L.            September - 2004           Cash              30,000              --
  French, Ronald L.             November - 2004           Cash              50,000              --
  French, Ronald L.                  May - 2005           Cash              30,000              --
  French, Ronald L.                 June - 2002          Release (3)       154,000              --
  French, Ronald L. (5)              May - 2005          Services           23,000              --
  Gadbois, Gordon               December - 2005           Cash             100,000              --
  Gamble, Pat                   December - 2003          Release (3)         5,000              --
  Gaura, Billie D. and Kevin   September - 2005           Cash             200,000              --
  Goodrum, Doug                    April - 2004           Cash             200,000              --
  Green, Dr. Bob                  August - 2005           Cash              25,000              --
  Green, Dr. Bob (5)              August - 2005          Services           25,000              --
  Green, Dr. Bob (5)           September - 2005          Services           50,000              --

                                      -33-

  Hall, William                     June - 2002          Release (3)        20,000              --
  Heberlein, Tom                December - 2002           Cash              50,000              --
  Heberlein, Tom                    June - 2002          Release (3)       100,000              --
  Helms, Jr. William, F.          August - 2004           Cash             150,000              --
  Helms, Jr. William, F.        November - 2004           Cash             300,000              --
  Helms, Jr. William, F.            July - 2002          Release (3)       100,000              --
  Hernandez, Sayda                August - 2002          Release (3)       200,000              --
  Hiestand, C. James (5)       September - 2005          Services           15,000              --
  Hiestand, C. James &
  Denise A.                       August - 2005           Cash             300,000              --
  Hoffman, Dr. Carl             February - 2002           Cash             340,000              --
  Hoffman, Dr. Carl                April - 2002           Cash             500,000              --
  Hoffman, Dr. Carl               August - 2003           Cash             160,000              --
  Hoffman, Dr. Carl             December - 2003           Cash              85,000              --
  Hoffman, Dr. Carl             November - 2004           Cash             418,500              --
  Hoffman, Dr. Carl             February - 2005           Cash              71,500              --
  Hoffman, Dr. Carl                March - 2005           Cash             300,000              --
  Hoffman, Dr. Carl (6)         February - 2006           Cash             650,000              --
  Holland, Curtis (5)           November - 2003         Services           100,000              --
  House, Garth                    August - 2002         Release (3)         50,000              --
  Hughes, Jim and/or Susan          June - 2002           Cash              50,000              --
  Iverson, Ordean                  April - 2002           Cash              50,000              --
  Jarrell, Roger and Sandra     November - 2002           Cash             100,000              --
  Jasnoski, James Thomas Banks    August - 2005           Cash             100,000              --
  Johnson, Loren G.             February - 2006           Cash             250,000              --
  Johnson, Marshall             February - 2005           Cash              60,000              --
  Johnson, Marshall                 June - 2002         Release (3)         50,000              --
  Johnson, Marshall (5)             June - 2005         Services            10,000              --
  Johnson, Marshall (5)           August - 2005         Services            40,000              --
  Johnson, Marshall (5)        September - 2005         Services            61,000              --
  Johnson, Marshall (5)         December - 2005         Services           500,000              --

                                      -34-

  Jones, Jimmy                       May - 2002           Cash              25,000              --
  Jones, Jimmy                   October - 2004           Cash              50,000              --
  Just Holdings, Ltd. (E)           June - 2002           Cash              50,000              --
  Kaminsky, Larry                  April - 2003           Cash             100,000              --
  Karlin, Gerald, J            September - 2003           Cash              50,000              --
  Karlin, Gerald, J             February - 2004           Cash              50,000              --
  Karlin, Gerald, J                 July - 2004           Cash              50,000              --
  Kenney, David                    April - 2004           Cash             400,000              --
  King-Schmidt, Barbara        September - 2005           Cash              50,000              --
  Kirkland, Harvey             September - 2005           Cash              50,000              --
  Kroeger, Gaylen                October - 2003           Cash             100,000              --
  Kroger, Chad                       May - 2005           Cash              85,000              --
  Kuckerman, Larry                  July - 2004           Cash              50,000              --
  Kuckerman, Larry              November - 2004           Cash              50,000              --
  Lachs, Ellen                     March - 2005           Cash             100,000              --
  Lachs, Ellen                 September - 2005           Cash              50,000              --
  Lamont, Chris                    April - 2004           Cash              50,000              --
  Lamont, Chris                 December - 2004           Cash              40,000              --
  Lapthorn, Colin                   June - 2002         Release (3)         50,000              --
  Linda Brister IRA             February - 2005           Cash              50,000              --
  Linda Brister IRA Charles
  Schwab & Co., Inc. Cust.         April - 2002           Cash              50,000              --
  Lorol Trust (F)              September - 2002         Release (3)         50,000              --
  Lynch, Lorraine                   June - 2002         Release (3)         50,000              --
  Magenheim, Jane Ann          September - 2005           Cash              50,000              --
  Malone, Lisa                      June - 2002           Cash              50,000              --
  Malone, Lisa                      June - 2002         Release (3)         50,000              --
  Manchego, Frank               November - 2002           Cash              50,000              --
  Manchego, Frank                January - 2003           Cash              30,000              --

                                      -35-

  Manchego, Frank               December - 2003           Cash              25,000              --
  Manchego, Frank               November - 2004           Cash              30,000              --
  Manchego, Frank                January - 2003          Release (3)        30,000              --
  Marks, Lynn G.                 October - 2002           Cash             275,000              --
  Marks, Lynn G.                    July - 2002          Release (3)       725,000              --
  Marshall, Diana (2)             August - 2005          Services           25,000              --
  Marshall, Diana (2)            January - 2003          Services          125,000              --
  Mary Alice Novak Trust (G)    November - 2004           Cash             200,000              --
  Mary G. Tannahill
  Living Trust (H)                  June - 2005           Cash              75,000              --
  Mast, Milford L. & Ruth L.    November - 2005           Cash           5,016,000              --
  Mast, Milford L. & Ruth L.    December - 2005           Cash           1,450,000              --
  Mast, Milford L. & Ruth L.     January - 2006           Cash              50,000              --
  Mast, Milford L. & Ruth L.    February - 2006           Cash             950,000              --
  Mathews, Tom                    August - 2002           Cash             100,000              --
  Mathews, Tom                  February - 2003           Cash              50,000              --
  Mathews, Tom                  February - 2003           Cash              50,000              --
  Mathews, Tom                    August - 2003           Cash             100,000              --
  Mathews, Tom                    August - 2003           Cash             100,000              --
  Mathews, Tom                      July - 2004           Cash             100,000              --
  Mathews, Tom                      June - 2005           Cash             100,000              --
  Mathews, Tom                      June - 2002          Release (3)        45,000              --
  Mathews, Tom (5)                 March - 2005          Services           25,000              --
  Mathews, Tom (5)                  July - 2005          Services           30,000              --
  Mathews, Tom (5)                August - 2005          Services           10,000              --
  Mathews, Tom (5)             September - 2005          Services           67,500              --
  Mathews, Tom (5)             September - 2005          Services           55,000              --
  Matthews, Adrian (5)          December - 2005          Services           50,000              --
  Matthews, Terry A. (5)        December - 2005          Services           50,000              --
  Matthews, Thomas III (5)      December - 2005          Services           50,000              --

                                      -36-

  Matthews, Tom (5)             November - 2005          Services          501,600              --
  Matthews, Tom (5)             December - 2005          Services           75,000              --
  Matthews, Tom (5)             February - 2006          Services          100,000              --
  McGugan, Gerald                   June - 2002          Release (3)        10,000              --
  Miller, Marc & Cynthia       September - 2005           Cash              50,000              --
  Morford, Karla                   March - 2005           Cash              50,000              --
  Morford, Woodrow                 March - 2005           Cash             100,000              --
  Morford, Woodrow and Karla       March - 2004           Cash             100,000              --
  Murphy, Jennifer                August - 2005           Cash              20,000              --
  Murphy, Peter (7)             December - 2004         Services           250,000              --
  Nelson, Joe                  September - 2005           Cash              50,000              --
  Nelson, John W.              September - 2005           Cash             300,000              --
  Nelson, John W.
  and Evelyn M.                     June - 2005           Cash             200,000              --
  Novak, James H.                  April - 2004           Cash             100,000              --
  Novak, James H.              September - 2004           Cash              50,000              --
  Novak, Jim                   September - 2005           Cash              50,000              --
  Novak, Roger                  November - 2003           Cash              50,000              --
  Novak, Roger                  February - 2004           Cash             500,000              --
  Oben, Marc B.                     June - 2002          Release (3)        50,000              --
  Ourichian, Seta               November - 2003           Cash              50,000              --
  Parker, Kay & Hicks, Morris     August - 2005           Cash             100,000              --
  Pasko, Dana                       June - 2002          Release (3)        10,000              --
  Paskus, Stephen              September - 2005           Cash             105,000              --
  Patterson, Larry                 April - 2005           Cash              30,000              --
  Patterson, Larry                  June - 2002         Release (3)         20,000              --
  Peterson, David, A.               June - 2002           Cash              30,000              --
  Poe, Everett (10)             December - 2005         Services           250,000              --
  Porter, Rick (7)                   May - 2004         Services            90,000              --

                                      -37-

  Porter, Rick (7)              December - 2003         Services            10,000              --
  Post, Steven Michael            August - 2005          Cash              150,000              --
  Powell, Shirley                    May - 2002          Cash               90,000              --
  Powell, Shirley               December - 2003          Cash              236,000              --
  Powell, Shirley                 August - 2002          Cash              200,000              --
  Powell, Shirley                   June - 2002         Release (3)        130,000              --
  Purcell, Chris                 January - 2003         Release (3)         20,000              --
  Robert C. Knuppel Trust (I)   February - 2003          Cash               50,000              --
  Robert C. Knuppel Trust (I)       June - 2003          Cash               50,000              --
  Robert C. Knuppel Trust (I)   November - 2003          Cash               50,000              --
  Robert C. Knuppel Trust (I)     August - 2002         Release (3)         46,000              --
  Roger Novak Trust  (J)         October - 2003          Cash               50,000              --
  Roger Novak Trust (J)         December - 2003          Cash               50,000              --
  Roger Novak Trust (J)             July - 2004          Cash              200,000              --
  Roger Novak Trust (J)        September - 2004          Cash              200,000              --
  Roger Novak Trust (J)             July - 2005          Cash              100,000              --
  Roohinian, Edmond             November - 2003          Cash              100,000              --
  Roskilly, James D.              August - 2005          Cash              245,000              --
  Russell, Susan (7)                June - 2003         Services            15,000              --
  Russell, Susan (7)             October - 2003         Services            15,000              --
  Russell, Susan (7)             October - 2003         Services            10,000              --
  Salvatore, Angela                 June - 2002         Release (3)         80,000              --
  Sampson, Carol                    June - 2002         Release (3)        519,400              --
  Sauer, Karen                   October - 2003          Cash               50,000              --
  Smith, Donald, J.                 June - 2005          Cash              100,000              --
  Smith, Donald, J.                 June - 2002         Release (3)        120,000              --
  Smith, Randy (8)              December - 2003         Services           100,000              --
  Soeatert, Barbara                 June - 2002          Cash               50,000              --

                                      -38-

  Spoor, Conrad                   August - 2005          Cash               50,000              --
  Spoor, Conrad                September - 2005          Cash               50,000              --
  Spoor, Conrad                 November - 2005          Cash              200,000              --
  Springer, Terry                 August - 2003          Cash              100,000              --
  Springer, Terry                 August - 2003          Cash               30,000              --
  Stafford, Thomas               October - 2003          Cash               50,000              --
  Steider,Timothy D.           September - 2005          Cash              110,000              --
  Steider,Timothy D. -  IRA    September - 2005          Cash              140,000              --
  Sun, Der Mean                September - 2005          Cash               50,000              --
  Sunrise International
   Trust (K)                     October - 2002          Cash              200,000              --
  Sunrise International
  Trust (K)                     December - 2004          Cash              475,000              --
  Sunrise International
  Trust (K)                       August - 2005          Cash              100,000              --
  Sunrise International
  Trust (K)                         July - 2002         Release (3)        200,000              --
  Swaren, Brian K                January - 2003          Cash               60,000              --
  Swaren, Brian K                   June - 2002         Release (3)         40,000              --
  Tevis, Jim (9)                   April - 2002         Services           500,000              --
  Tevis, Jim (9)                  August - 2003         Services         1,000,000              --
  The Irrevocable Trust of
  Jenna E. Wilson as Grantor and
  Margaret Wilson and
  David Wilson as
  Co-Trustees                 September - 2005           Cash              150,000              --
  Thomas, Robert E. and
  Shirley M.                  September - 2005           Cash              210,000              --
  Thompson, Ryan (5)           December - 2005          Services           250,000              --
  Tripp, Toby                 September - 2005           Cash               20,000              --
  Turner, Larry                  August - 2002           Cash              114,000              --
  Turner, Michael Lee            August - 2005           Cash               75,000              --
  U.B.T. Investment (L)           April - 2004           Cash              250,000              --
  U.B.T. Investment (L)        December - 2004           Cash              250,000              --
  Uecker, Mike (7)              January - 2005          Services            50,000              --
  Vance, Jim (11)                   May - 2005          Services            50,000              --

                                      -39-

  Vance, Jim (11)              November - 2005          Services            50,000              --
  Vanepp, John                     June - 2002          Release (3)         10,000              --
  Vanepp, John                   August - 2003          Release (3)         50,000              --
  Veasey, Bud                      June - 2002          Release (3)         80,000              --
  Venti, Anthony J.           September - 2005           Cash               50,000              --
  Venti, Anthony J. &
  Mary T.                     September - 2005           Cash               50,000              --
  Ward, Stephen                   April - 2004           Cash              150,000              --
  Whitley, John                November - 2002           Cash               70,000              --
  Whitley, John                February - 2003           Cash              100,000              --
  Whitley, John                    June - 2003           Cash              400,000              --
  Whitley, John                  August - 2002          Release (3)         40,000              --
  Williams, Kent                    May - 2002           Cash               50,000              --
  Williams, Ronald               August - 2005           Cash              961,500              --
  Williams, Ronald            September - 2005           Cash               30,000              --
  Wilson, Bradley              December - 2005           Cash              100,000              --
  Wilson, David               September - 2005           Cash               20,000              --
  Wilson, James & Marget      September - 2005           Cash               95,000              --
  Windscheffel, Stephen         January - 2003           Cash              100,000              --
  Windscheffel, Stephen        February - 2003           Cash              100,000              --
  Windscheffel, Stephen           April - 2003           Cash              100,000              --
  Windscheffel, Stephen             May - 2003           Cash              100,000              --
  Windscheffel, Stephen            June - 2003           Cash              100,000              --
  Windscheffel, Stephen (5)    December - 2004          Services            50,000              --
  Windscheffel, Stephen            June - 2005          Services            12,500              --
  Windscheffel, Stephen            July - 2005          Services            10,000              --
  Windscheffel, Stephen          August - 2005          Services            42,000              --
  Windscheffel, Stephen       September - 2005          Services            75,000              --
  Windscheffel, Stephen         January - 2003          Services            85,000              --

                                      -40-

  Windscheffel, Stephen        November - 2003          Services            40,000              --
  Woods, Steven, M.              August - 2002           Cash               70,000              --
  Wunderlich, Jeff & Mary (5)  December - 2005          Services            85,000              --

                                                        TOTAL SHARES
                                                        REGISTERED      38,462,100


     *    All  shares  sold  for  cash  were  sold  for  $0.10  per  share.

     (1)  Assuming  all  Shares  offered  are  sold.

     (2)  Former  attorneys  of  the  Company.

     (3) In June 2002, our Chief Executive Officer, James Ammons, transferred approximately 40 QVS Wireless Corporation ("QVS") shareholders an aggregate of approximately 4,610,000 shares of our restricted Common Stock in consideration for each of those QVS shareholders signing a Release, whereby they agreed to release us, our Chief Executive Officer, James Ammons, and our officers and Directors and employees from any and all claims, rights, obligations, demands and causes of action arising from or relating to QVS (QVS is explained in greater detail above under "Description of Business").

     (4) Derek Argo served as our Director and officer from April 2, 2002 until March 14, 2003, when he resigned.

     (5) Individuals who received shares in connection with consulting services rendered.

     (6) Dr. Carl Hoffman subscribed for 650,000 shares of our Common Stock for aggregate consideration of $65,000 ($0.10 per share) in February 2006. While this subscription amount was not immediately paid by Mr. Hoffman, he has certified to us in writing that he will pay us the $65,000 subscription price by March 31, 2006, and that the payment of such subscription amount is not contingent on any event occurring or dependent on any future occurrence. As Dr. Hoffman cannot revoke his subscription for shares of our Common Stock, we have included all 650,000 shares for which Dr. Hoffman subscribed in February 2006 in this Prospectus.

     (7)  Former  employees.

     (8)  Mr.  Smith  has  served  as  our  patent  attorney.

     (9)  Mr.  Tevis  is  our  Director  of  Customer  support.

     (10) Everett  Poe  is  our  Strategic  Accounts  Manager.

     (11) Jim Vance is one of our employees and is also the father of our Director, Tim Vance.

     Other than the shareholders listed below, none of the selling shareholders listed above have had a material relationship with us within the past three years.


     (A) The beneficial owner of Bellewood Corporation is its President, Donald W. Jones.

     (B) The beneficial owner of the Bette Lynn Ryan Trust is Bette Lynn Ryan, the trustee.

     (C)  The  beneficial  owner  of  Bonanza  Pacific  is  Dick  Armstrong.

     (D) The beneficial owner of DW Jones Defined Benefit Pension Plan is its Trustee, Donald W. Jones.

     (E)  The  beneficial  owner  of  Just  Holdings,  Inc.  is  Steve  Nelson.

     (F) The beneficial owners of the Lorol Trust are Robert O. Lynch, Sr. and Lorraine C. Lynch, trustees.

     (G) The beneficial owner of the Mary Alice Novak Trust is Mary Alice Novak, the trustee.

     (H)  The beneficial  owner  of  the  Mary  G. Tanahill Living Trust is Mary
          G.  Tanahill,  the  trustee.

     (I) The beneficial owner of the Robert C. Knuppel Trust is Robert C. Knuppel, the trustee.

     (J)  The beneficial owner of the Roger Novak Trust is Roger Novak, Trustee.

     (K)  The  beneficial  owner of Sunrise International Trust is Tom Matthews.

     (L)  The  beneficial  owner  of  UBT  Investment  is  Tim  Allen.

     Of the 38,462,100 shares of Common Stock which are being registered pursuant to this Prospectus, 7,466,000 shares of our outstanding Common Stock offered herein by Milford L. and Ruth L. Mast, will be subject to the resale provisions of Rule 144 upon effectiveness of our Registration Statement and the remaining 30,996,100 shares offered by the selling stockholders pursuant to this Prospectus may be sold upon effectiveness of our Registration Statement by one or more of the following methods, without limitation:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     o an exchange distribution in accordance with the rules of the applicable exchange;

     o    privately-negotiated  transactions;

     o broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

     o    a  combination  of  any  such  methods  of  sale;  and

     o    any  other  method  permitted  pursuant  to  applicable  law.

     The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

     We currently lack a public market for our Common Stock. Selling shareholders who wish to sell their shares prior to or after our Registration Statement is effective with the SEC will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

     The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     The Selling Security Holders may sell their shares of Common Stock short and redeliver our Common Stock to close out such short positions; however, the Selling Security Holders may not use shares of our Common Stock being registered in the Registration Statement to which this Prospectus is a part to cover any short positions entered into prior to the effectiveness of such Registration Statement. If the Selling Security Holders or others engage in short selling it may adversely affect the market price of our Common Stock.

     Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

     The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of Common Stock by the Selling Security Holders. Additionally, there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Security Holders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our Common Stock while they are distributing shares covered by this Prospectus.

     Accordingly, the Selling Security Holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the Selling Security Holders that if a particular offer of Common Stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

     The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Security Holders, but excluding brokerage commissions or underwriter discounts. The Selling Security Holders and we have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                            MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

     No established public trading market exists for our Common Stock. Other than the 3,000,000 Options held by our Chief Executive Officer and President, James Ammons (described above under "Directors, Executive Officers and Control Persons"), we have no shares of Common Stock subject to outstanding options or warrants to purchase, or securities convertible into, our Common Stock. Except for this offering, there is no Common Stock that is being, or has been proposed to be, publicly offered. As of February 8, 2006, we had 55,462,100 shares of Common Stock outstanding, which shares were held by approximately 150 shareholders of record.

                                  LEGAL MATTERS

     Certain legal matters with respect to the issuance of shares of Common Stock offered hereby will be passed upon by David M. Loev, Attorney at Law, of Houston, Texas. (See "Interests of Named Experts and Counsel" above)

                             ADDITIONAL INFORMATION

     Our fiscal year ends on December 31. In addition, we intend to become a reporting company and file annual, quarterly and current reports, proxy statements, or other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov), where investors can view information we electronically file with the SEC.










                  [Remainder of page left intentionally blank.]

                    TABLE OF CONTENTS TO FINANCIAL STATEMENTS
                    -----------------------------------------

     The Company's audited year ended December 31, 2005 financial statements follow on pages F-1 to F-11 , and potential investors are encouraged to read that information thoroughly before deciding on whether to invest in us.

 AUDITED YEAR ENDED DECEMBER 31, 2005 AND DECEMBER 31, 2004 FINANCIAL STATEMENTS
            --------------------------------------------------------
     REPORT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM           F-1

BALANCE  SHEETS  -
     December  31,  2005  and  2004                                          F-2

STATEMENTS  OF  OPERATIONS  -
     Years  ended  December  31,  2005  and  2004                            F-3

STATEMENTS  OF  STOCKHOLDERS'  EQUITY  -
     Years  ended  December  31,  2005  and  2004                            F-4

STATEMENTS  OF  CASH  FLOWS  -
     Years  ended  December  31,  2005  and  2004                            F-5

NOTES  TO  FINANCIAL  STATEMENTS                                             F-6

R. E. BASSIE & CO.
CERTIFIED PUBLIC ACCOUNTANTS

                                         6671 Southwest Freeway, Suite 550
                                         Houston, Texas 77074-2220
                                         Tel: (713) 272-8500 Fax: (713) 272-8515
                                         E-Mail: Rebassie@aol.com




             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------


The  Board  of  Directors  and  Stockholders
Data  Call  Technologies:

We have audited the accompanying balance sheets of Data Call Technologies (a development stage company - the Company) as of December 31, 2005 and 2004, and related statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Data Call Technologies as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has limited capital. Successful development and marketing of the Company's products and the procurement of additional financing is necessary for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


               /s/  R.  E.  Bassie  &  Co.


Houston,  Texas
January  16,  2006


                                   DATA CALL TECHNOLOGIES
                               (A Development Stage Company)

                                       BALANCE SHEETS

                                 December 31, 2005 and 2004


                            Assets                             2005             2004
                            ------                       ---------------   ---------------
Current assets:
  Cash                                                   $       671,228   $        15,122
  Prepaid expenses                                                     -            10,537
                                                         ---------------  ----------------
    Total current assets                                         671,228            25,659
                                                         ---------------  ----------------

Property and equipment                                           103,000            32,559
  Less accumulated depreciation                                   12,202             3,428
                                                         ---------------  ----------------
    Net property and equipment                                    90,798            29,131

Other assets                                                       5,255             1,295
                                                         ---------------  ----------------
    Total assets                                         $       767,281   $        56,085
                                                         ===============  ================


                      Liabilities and Stockholders' Equity
                      ------------------------------------

Liabilities:
  Accounts payable and accrued expenses                  $        66,792   $        55,000
                                                         ---------------  ----------------
      Total liabilities - current                                 66,792            55,000
                                                         ---------------  ----------------

Stockholders' equity:
  Common stock, $.001 par value.  Authorized 75,000,000
    shares: 50,952,100 shares issued and outstanding
    at December 31, 2005, 33,199,500 shares issued
    and outstanding at December 31, 2004                          50,952            33,200
  Additional paid-in capital                                   5,044,258         3,286,750
  Deficit accumulated during the development stage            (4,394,721)       (3,318,865)
                                                         ---------------  ----------------
      Total stockholders' equity                                 700,489             1,085

Commitments and contingencies
                                                         ---------------  ----------------
      Total liabilities and stockholders' equity         $       767,281   $        56,085
                                                         ===============  ================



See accompanying notes to financial statements.


                                             DATA CALL TECHNOLOGIES
                                          (A Development Stage Company)

                                             STATEMENTS OF OPERATIONS

                                      Years ended December 31, 2005 and 2004



                                                                                                  Cumulative
                                                                                                  totals from
                                                                                                  inception to
                                                                                                  December 31,
                                                             2005                  2004               2005
                                                     -------------------  --------------------  ---------------
 Revenues
   Sales                                             $               365  $             16,823  $        17,188
   Cost of sales                                                       -                12,191           12,191
                                                     -------------------  --------------------  ---------------
     Gross margin                                                    365                 4,632            4,997

 Operating expenses:
   Contractual services                                          680,826               774,828        3,541,255
   Legal and accounting                                          135,005                59,190          264,142
   Product development costs                                      74,360                65,413          139,773
   Travel                                                         88,980                19,026          122,231
   Office and equipment rental                                    24,705                21,637           68,142
   Office supplies and expenses                                   30,952                74,943          146,114
   Telephones                                                     16,571                13,054           40,565
   Trade show expenses                                             1,150                14,600           15,750
   Advertising                                                    13,032                 6,147           19,179
   Other                                                           1,866                14,100           30,365
   Depreciation expense                                            8,774                 2,541           12,202
                                                     -------------------  --------------------  ---------------
     Total operating expenses                                  1,076,221             1,065,479        4,399,718
                                                     -------------------  --------------------  ---------------

     Net loss before income taxes                             (1,075,856)           (1,060,847)      (4,394,721)

 Provision for income taxes                                            -                     -                -
                                                     -------------------  --------------------  ---------------
     Net loss                                        $        (1,075,856) $         (1,060,847) $    (4,394,721)
                                                     ===================  ====================  ===============

  Net loss per common share - basic and diluted:

    Net loss applicable to common shareholders       $             (0.03)  $             (0.04)
                                                     ===================  ====================


 Weighted average common shares - basic and diluted           38,229,357             26,273,580
                                                     ====================  ====================




 See accompanying notes to financial statements.


                                        DATA CALL TECHNOLOGIES
                                     (A Development Stage Company)

                                    STATEMENT OF STOCKHOLDER'S EQUITY

                                  Years ended December 31, 2005 and 2004

                                                                                                                 Total
                                                                             Additional                      stockholders'
                                                      Common Stock               paid in      Accumulated        equity
                                              shares                 amount      capital        deficit         (deficit)
                                             --------------------------------   ----------    -----------    -------------
 Balance, December 31, 2001                          -              $       -   $        -    $         -    $           -

  Issuance of common shares under
     private placement                       2,486,000                  2,486      246,114              -          248,600


  Issuance of common shares for services    11,235,000                 11,235    1,112,265              -        1,123,500


   Net loss                                          -                      -            -     (1,420,518)      (1,420,518)

                                            ----------               --------   ----------    -----------     ------------
 Balance, December 31, 2002                 13,721,000                 13,721    1,358,379     (1,420,518)         (48,418)

   Issuance of common shares under
     private placement                       2,600,000                  2,600      257,400              -          260,000


   Issuance of common shares for services    5,820,000                  5,820      576,180              -          582,000


   Net loss                                          -                      -            -       (837,500)        (837,500)

                                            ----------               --------   ----------    -----------      -----------
 Balance, December 31, 2003                 22,141,000                 22,141    2,191,959     (2,258,018)         (43,918)


   Issuance of common shares under
     private placement                       5,398,500                  5,399      534,451              -          539,850


   Issuance of common shares for services    5,660,000                  5,660      560,340              -          566,000


   Net loss                                          -                      -            -     (1,060,847)      (1,060,847)

                                            ----------               --------   ----------   ------------      -----------
 Balance, December 31, 2004                 33,199,500                 33,200    3,286,750     (3,318,865)           1,085


   Issuance of common shares under
     private placement                      14,034,000                 14,034    1,389,366              -        1,403,400


   Issuance of common shares for services    3,718,600                  3,718      368,142              -          371,860


   Net loss                                          -                      -            -     (1,075,856)      (1,075,856)

                                           -----------              ---------   ----------    -----------    -------------
 Balance, December 31, 2005                 50,952,100              $  50,952   $5,044,258    $(4,394,721)   $     700,489
                                           ===========              =========   ==========    ===========    =============


See accompanying notes to financial statements.


                                                 DATA CALL TECHNOLOGIES
                                             (A Development Stage Company)

                                                STATEMENTS OF CASH FLOWS

                                         Years ended December 31, 2005 and 2004




                                                                                                         Cumulative
                                                                                                         totals from
                                                                                                         inception to
                                                                                                         December 31,
                                                                         2005              2004              2005
                                                                    --------------  ----------------  ----------------
 Cash flows from operating activities:
   Net loss                                                         $   (1,075,856) $     (1,060,847) $     (4,394,721)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
       Depreciation expense                                                  8,774             2,541            12,202
       Stock issued for services                                           371,860           566,000         2,643,360
       (Increase) decrease in operating assets:
         Prepaid expenses                                                   10,537           (10,537)                -
         Other assets                                                       (3,960)           (1,295)           (5,255)
       Increase (decrease) in operating liabilities:
         Accounts payable and accrued expenses                              11,792             5,000            66,792
                                                                    --------------  ----------------  ----------------
           Net cash used in operating activities                          (676,853)         (499,138)       (1,677,622)
                                                                    --------------  ----------------  ----------------

 Cash flows from investing activities
   Capital expenditure for equipment                                       (70,441)          (28,657)         (103,000)
                                                                    --------------  ----------------  ----------------
           Net cash used in investing activities                           (70,441)          (28,657)         (103,000)
                                                                    --------------  ----------------  ----------------

 Cash flows from financing activities:
   Proceeds from issuance of common shares under private placement       1,403,400           539,850         2,451,850
                                                                    --------------  ----------------  ----------------
           Net cash provided by financing activities                     1,403,400           539,850         2,451,850
                                                                    --------------  ----------------  ----------------

           Net increase in cash                                            656,106            12,055           671,228

 Cash at beginning of year                                                  15,122             3,067                 -
                                                                    --------------  ----------------  ----------------
 Cash at end of year                                                $      671,228  $         15,122  $        671,228
                                                                    ==============  ================  ================



 See accompanying notes to financial statements.

                             DATA CALL TECHNOLOGIES
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENT

                           December 31, 2005 and 2004


(1)  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     ORGANIZATION,  OWNERSHIP  AND  BUSINESS

     Data Call Technologies (the "Company") was incorporated under the laws of the State of Nevada in 2002. The Company's mission is to integrate cutting-edge information delivery solutions that are currently deployed by the media, and put them within the control of retail and commercial enterprises. The Company's software and services put its clients in control of real-time advertising, news, and other content, including emergency alerts, within one building or 10,000, local or thousands of miles away. The Company is as development stage company.

     ACCOUNTS  RECEIVABLE

     Accounts receivable consist primarily of trade receivables, net of a valuation allowance for doubtful accounts.

     INVENTORIES

     Inventories are valued at the lower-of-cost or market on a first-in, first-out basis.

     INVESTMENT  SECURITIES

     The Company accounts for its investments in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management determines the appropriate classification of its investments in marketable securities at the time of purchase and reevaluates such determination at each balance sheet date. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Debt securities for which the Company does not have the intent or ability to hold to maturity and equity securities not classified as trading securities are classified as available-for-sale. The cost of investments sold is determined on the specific identification or the first-in, first-out method. Trading securities are reported at fair value with unrealized gains and losses recognized in earnings, and available-for-sale securities are also reported at fair value but unrealized gains and losses are shown in the caption "unrealized gains (losses) on shares available-for-sale" included in stockholders' equity. Management determines fair value of its investments based on quoted market prices at each balance sheet date.

     PROPERTY,  EQUIPMENT  AND  DEPRECIATION

     Property and equipment are recorded at cost less accumulated depreciation. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, with any resultant gain or loss being recognized as a component of other income or expense. Depreciation is computed over the estimated useful lives of the assets (3-5 years) using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Maintenance and repairs are charged to operations as incurred.

     ADVERTISING  COSTS

     The  cost  of  advertising  is  expensed  as  incurred.

     RESEARCH  AND  DEVELOPMENT

     Research  and  development  costs  are  expensed  as  incurred.

     INCOME  TAXES

     The Company is a taxable entity and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to be in effect when the temporary differences reverse. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date of the rate change. A valuation allowance is used to reduce deferred tax assets to the amount that is more likely than not to be realized.

     MANAGEMENT'S  ESTIMATES  AND  ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ from these estimates.

     STOCK-BASED  COMPENSATION

     The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations and to elect the disclosure option of SFAS No. 123, "Accounting for Stock-Based Compensation." Accordingly, compensation cost for stock options issued to employees is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

     FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

     The Company estimates the fair value of its financial instruments using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the Company estimates of fair value are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumption and/or estimation methodologies may have a material effect on the estimated fair value amounts. The interest rates payable by the Company on its notes payable approximate market rates. The Company believes that the fair value of its financial instruments comprising accounts receivable, notes receivable, accounts payable, and notes payable approximate their carrying amounts.

     NEW  PRONOUNCEMENTS

     In May 2005, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 154, Accounting Changes and Error Corrections. SFAS No. 154 replaces Accounting Principles Board Opinion No. 20, Accounting Changes, and SFAS No. 3, Reporting
     Accounting Changes in Internal Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application of changes in accounting principle to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We will adopt SFAS No. 154 on January 1, 2006. Any impact on the Company's consolidated results of operations and earnings per share will be dependent on the amount of any accounting changes or corrections of errors whenever recognized.

     In  December  2004,  the  Financial  Accounting  Standards  Board  issued
     Statement of Financial Accounting Standards No. 153. This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged.

     The guidance in that opinion; however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

     In  December  2004,  the  Financial  Accounting  Standards  Board  issued
     Statement of Financial Accounting Standards No. 152, which amends FASB statement No. 66, "Accounting for Sales of Real Estate," to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." This statement also amends FASB Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects," to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In  November  2004,  the  Financial  Accounting  Standards  Board  (FASB) issued
Statement of Financial Accounting Standards No. 151, "Inventory Costs- an amendment of ARB No. 43, Chapter 4." This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges." This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this statement will have any immediate material impact on the Company.


(2)  RELATED  PARTY  TRANSACTIONS

     During the year ended December 31, 2005, the Company issued 950,000 shares of the Company's restricted common stock to an officer/director of the Company for services rendered. The shares issued were valued at $95,000.

     During the year ended December 31, 2004, the Company issued 4,760,000 shares of the Company's restricted common stock to officers and directors of the Company for services rendered. The shares issued were valued at $476,000.

     During the year ended December 31, 2003, the Company issued 750,000 shares of the Company's restricted common stock to an officer/director of the Company for services rendered. The shares issued were valued at $75,000.

     During the year ended December 31, 2002, the Company issued 4,540,000 shares of the Company's restricted common stock to officers and directors of the Company for services rendered. The shares issued were valued at $454,000.

(3)  INCOME  TAXES

     A reconciliation of income taxes at the federal statutory rate to amounts provided for the period ended December 31, 2005 is as follows:


                                                              December 31
                                                              -----------
                                                           2005         2004
                                                        ----------    --------
     Tax  expense/(benefit)  computed  at
      statutory  rate  for continuing operations        $ (363,000)   $(360,000)

     Tax effect (benefit) of operating loss carryforwards  363,000      360,000
                                                        ----------    ---------
     Tax expense/(benefit) for continuing operations    $        -    $       -
                                                        ==========    =========

     The Company has current net operating loss carryforwards in excess of $4,386,000 as of December 31, 2005, to offset future taxable income, which expire 2025.

     Deferred taxes are determined based on the temporary differences between the financial statement and income tax bases of assets and liabilities as measured by the enacted tax rates, which will be in effect when these differences reverse. The components of deferred income tax assets are as follows:

                                                  December 31
                                                  ===========
                                              2005            2004
                                           ----------     -----------
             Deferred tax assets:
               Net operating loss          $1,491,000     $ 1,128,000
                                           ----------     -----------
               Total deferred tax asset     1,491,000       1,128,000

               Valuation allowance         (1,491,000)     (1,128,000)
                                           ----------     -----------
               Net deferred asset          $        -     $         -
                                           ==========     ===========

     At December 31, 2005, the Company provided a 100% valuation allowance for the deferred tax asset because given the volatility of the current economic climate, it could not be determined whether it was more likely than not that the deferred tax asset/(liability) would be realized.

(4)  LEASE  AGREEMENT

     The Company leases office space under noncancellable-operating leases which expire in various years through March 2008. Future minimum lease payments under the operating lease are as follows:

             Year
          December  31,                          Amount
         -------------                          --------

            2006                                $ 34,471
            2007                                  34,606
            2008                                  24,122
                                                --------
                                                $ 93,199
                                                ========

(5)  GOING  CONCERN

     The Company is a development stage corporation with limited capital. Successful development and marketing of the Company's products and the procurement of additional financing is necessary for the Company to continue as a going concern.

     In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company. Management believes that actions presently being taken to obtain additional equity financing will provide the opportunity to continue as a going concern.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     See Indemnification of Directors and Officers above.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

     Description                                       Amount to be Paid
     -----------------------------------------------     --------------
     Filing Fee - Securities and Exchange Commission     $      452.70*
     Attorney's fees and expenses                        $   45,000.00*
     Accountant's fees and expenses                      $   15,000.00*
     Transfer agent's and registrar fees and expenses    $    1,500.00*
     Printing and engraving expenses                     $    1,500.00*
     Miscellaneous expenses                              $    5,000.00*
                                                         --------------
     Total                                               $   68,464.36*
                                                        ===============
* Estimated

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES

     In April 2002, we issued an aggregate of 10,200,000 shares of our restricted Common Stock, as follows, our Chief Executive Officer, James Ammons was issued 9,000,000 shares of our restricted Common Stock, our Director Timothy Vance was issued 150,000 shares of our restricted Common Stock, an employee was issued 50,000 shares of our restricted Common Stock and our attorney, David M. Loev, was issued 1,000,000 shares of our restricted Common Stock in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 (the "Act") since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In  April  2002,  we  issued  our  former  Director  and officer Derek Argo
1,000,000 shares of our restricted Common Stock. Mr. Argo later returned 900,000 of those shares to us and they were cancelled. In October 2005, Mr. Argo and us entered into a Settlement Agreement and Mutual Release, whereby we agreed to release, acquit and forever discharge each other and Mr. Argo's current and former agents, servants representatives, successors and assigns and Mr. Argo agreed to release our current and former agents, officers, Directors, servants, representatives, successors, employees and assigns from any and all rights, obligations, claims, demands and causes of action, whether in contract, tort, or state and/or federal securities regulations including all obligations arising therefrom, and omissions and/or conduct of each other. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     From April 2003 to February 2006, we sold an aggregate of 27,917,500 restricted shares of our Common Stock to approximately eighty (81) accredited and approximately twenty-six (26) non-accredited investors pursuant to private placements of our Common Stock, in consideration for $0.10 per share. We claim an exemption from registration afforded by Rule 506 of Regulation D under the Act, for the issuances of these shares (see also our December 2005 Rescission Offer below).

     In June 2002, our Chief Executive Officer, James Ammons transferred approximately 40 QVS Wireless ("QVS") shareholders an aggregate of approximately 4,610,000 shares of our restricted Common Stock in return for each of those QVS shareholder signing a Release, whereby they agreed to release us, our Chief Executive Officer, James Ammons, and our officers, Directors and employees from any and all claims, rights, obligations, demands and causes of action arising from or relating to QVS (see "Description of Business" section above for a more detailed description of QVS). We claim an exemption from registration afforded by Rule 506 of Regulation D under the Act, for the issuances of these shares.

     In January 2003, we issued an aggregate of 336,000 restricted shares of Common Stock to three former attorneys and consultants, in consideration for services rendered to us. We claim an exemption from registration afforded by
Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In June 2003, we issued 15,000 restricted shares of Common Stock to an employee in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In August 2003, we issued 2,000,000 shares of our restricted Common Stock to employees of us, in consideration for services rendered. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In October 2003, we issued 13,000 restricted shares of Common Stock to a consultant in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In October 2003, we issued 25,000 restricted shares of Common Stock to an employee in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In November 2003, we issued 40,000 restricted shares of Common Stock to a consultant in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In December 2003, we issued 100,000 restricted shares of Common Stock to a patent attorney in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In November 2003, we issued 100,000 restricted shares of our Common Stock to an employee of us; 750,000 shares of our restricted Common Stock to our employee and Director, Timothy Vance; and 1,250,000 shares of our restricted Common Stock to an employee, in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In December 2003, we issued 10,000 restricted shares of Common Stock to an employee in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In April 2004, we issued 100,000 shares of our restricted Common Stock to our employee and Director, Timothy Vance, in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In December 2003, we issued 90,000 restricted shares of Common Stock to an employee in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In June 2004, our Chief Financial Officer and Director, Larry Mosley was issued 50,000 shares of our restricted Common Stock in consideration for services rendered to us. We claim an exemption from registration afforded by
Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In June 2004, we issued 250,000 shares of our restricted Common Stock to an employee, in consideration of services rendered. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In July 2004, we issued 10,000 restricted shares of Common Stock to a consultant in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In August 2004, we issued 100,000 restricted shares of Common Stock to an attorney in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     Effective September 1, 2004, we issued 4,610,000 shares of our restricted common stock to our Chief Executive Officer, James Ammons in consideration for his personal shares issued to QVS shareholders in consideration for the QVS shareholders release of us, Mr. Ammons, and our officers, Directors and employees from any and all claims, rights, obligations, demands and causes of action arising from or relating to QVS (as described above). We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In October 2004, we issued 10,000 restricted shares of Common Stock to a consultant in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In December 2004, we issued 250,000 restricted shares of Common Stock to an employee in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In December 2004, we issued 50,000 restricted shares of Common Stock to a consultant in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In January 2005, we issued 50,000 restricted shares of Common Stock to an employee in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In January 2005, we issued an aggregate of 950,000 shares of our restricted Common Stock to our Chief Financial Officer and Director, Larry Mosley, in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In March 2005, we issued 50,000 restricted shares of Common Stock to an attorney in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In March 2005, we issued 25,000 restricted shares of Common Stock to a consultant in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In May 2005, we issued 23,000 restricted shares of Common Stock to a consultant in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In May 2005, we issued 50,000 restricted shares of Common Stock to our employee and Director, Timothy Vance, in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In June 2005, we issued an aggregate of 22,500 restricted shares of Common Stock to two (2) consultants in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In July 2005, we issued an aggregate of 40,000 restricted shares of Common Stock to two (2) consultants in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In August 2005, we issued an aggregate of 167,000 restricted shares of Common Stock to six (6) consultants in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In September 2005, we issued an aggregate of 479,500 restricted shares of Common Stock to eight (8) consultants in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In October 2005, we issued 20,000 restricted shares of Common Stock to a consultant in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In November 2005, we issued 50,000 restricted shares of Common Stock to a consultant in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

     In December 2005, we offered rescission to twenty-two (22) shareholders to whom we sold approximately 2,044,000 shares of Common Stock from April 2002 to September 2005. Those shareholders purchased shares pursuant to private placements of our Common Stock, in consideration for $0.10 per share, and may not have received appropriate disclosure in connection with such purchases. All of the shareholders who were offered the chance to rescind their purchases decided to reject the rescission offer. We claim an exemption from registration for the rescission offer afforded by Rule 506 of Regulation D under the Act.

     In December 2005, we issued an aggregate of 1,310,000 shares of our restricted common stock to consultants in consideration for services rendered to us. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In February 2006, we issued 2,500,000 shares of our restricted common stock to one of our employees in consideration for services rendered and an aggregate of 110,000 shares of our common stock to two consultants for services rendered. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In  February  2006,  we  issued  3,000,000  Options  to our Chief Executive
Officer and President, James Ammons in consideration for Mr. Ammons entering into a five year employment agreement with us. The Options are exercisable for $0.10 per share and are described in greater detail under "Directors, Executive Officers and Control Persons," above. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuance and no underwriting discounts or commissions were paid by us.

ITEM 27. EXHIBITS

Exhibit            3.1*   Articles of Incorporation

Exhibit            3.2*   Certificate of Amendment to Articles of Incorporation

Exhibit            3.3*   Amended Bylaws

Exhibit 5.1* Opinion and consent of David M. Loev, Attorney at Law re: the legality of the shares being registered

Exhibit           10.1*   James Ammons Employment Agreement

Exhibit           10.2*   James Ammons Option Agreement

Exhibit           10.3*   Larry Mosley Employment Agreement

Exhibit           10.4*   Addendum to Larry Mosley's Employment Agreement

Exhibit           10.5*   Tim Vance Employment Agreement

Exhibit           10.6*   Addendum to Tim Vance's Employment Agreement

Exhibit           23.1*   Consent of R.E. Bassie and Company, Certified Public
                          Accountants

Exhibit           23.2*   Consent of David M. Loev, Attorney at Law (included in
                          Exhibit 5.1)

*     Filed as an exhibit to this SB-2 Registration Statement

ITEM 28. UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

     1. To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes as such information in the Registration Statement.

     2. For determining any liability under the Securities Act, treat each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of the securities at the time as the initial bona fide offering of those securities.

     3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the

          Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     5. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Houston, State of Texas, February 17, 2006.

DATA CALL TECHNOLOGIES

By: /s/ James Ammons
--------------------
JAMES AMMONS

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By: /s/ James Ammons                                  February 17, 2006
-------------------------------------
JAMES AMMONS, Chief Executive Officer, President, Secretary and Treasurer

By: /s/ Larry Mosley                                   February 17, 2006
-------------------------------------
LARRY MOSLEY, Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Ammons his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE                    TITLE                              DATE
---------                    -----                              ----

/s/ James Ammons            Chief Executive Officer,
----------------            President, Secretary,
James Ammons                Treasurer and Director        February 17, 2006


/s/ Larry Mosley
-------------------------- Chief Financial Officer and Director
Larry Mosley                                              February 17, 2005

/s/ Tim Vance
-------------------------- Director                       February 17, 2006
Tim Vance